Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

(Incremental Loan Assumption Agreement)

This FIFTH AMENDMENT, dated as of January 12, 2018 (this “Amendment”), is made by and among CSC Holdings, LLC (as successor by merger to Neptune Finco Corp.) as borrower (the “Borrower”), each of the other Loan Parties signatory hereto, JPMorgan Chase Bank, N.A., as additional lender (together with any other financial institution that signs this Amendment as an additional lender, the “Additional Lenders” and each, an “Additional Lender”), the other several banks and financial institution parties hereto as Lenders and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) for the Lenders. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 9, 2015, as amended by the First Amendment, dated as of June 20, 2016, the Incremental Loan Assumption Agreement, dated as of June 21, 2016, the Incremental Loan Assumption Agreement, dated as of July 21, 2016, the Second Amendment to Credit Agreement, dated as of September 9, 2016, the Third Amendment to Credit Agreement, dated as of December 9, 2016, the Fourth Amendment to Credit Agreement (Incremental Loan Assumption and Refinancing Amendment) (the “Fourth Amendment”), dated as of March 15, 2017 (the “Existing Credit Agreement”) and the Existing Credit Agreement as may be further amended, restated, modified or supplemented from time to time, including pursuant to this Amendment, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, the Security Agent and the other parties thereto from time to time;

WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower may establish Incremental Term Loan Commitments with banks, financial institutions and other institutional lenders who will become Incremental Term Loan Lenders (which, for the avoidance of doubt, may be existing or additional Lenders);

WHEREAS, the Borrower and the Additional Lenders desire to establish incremental loan facilities in an aggregate principal amount of $1,500,000,000 in accordance with Section 2.22 of the Credit Agreement;

WHEREAS, JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Goldman Sachs Lending Partners LLC and Crédit Agricole Corporate and Investment Bank are joint lead arrangers, global coordinators and bookrunners (the “Lead Arrangers”, and each, an “Arranger”) in respect of this Amendment and the January 2018 Incremental Term Loans; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, each Additional Lender party hereto shall become a Lender pursuant to this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.                                      Establishment of the January 2018 Term Loan Commitments.

(a)                                 Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof and effective as of the date on which such conditions precedent are satisfied (the “Effective Date”), and in accordance with the provisions of the Credit Agreement, including Section 2.22 of the Credit Agreement:

(i)                                     there is hereby established under the Credit Agreement a new Class of Incremental Term Loan Commitments;

(ii)                                  such Incremental Term Loan Commitments shall be referred to as the “January 2018 Incremental Term Loan Commitments”, and the Loans made pursuant to the January 2018 Incremental Term Loan Commitments shall be referred to as the “January 2018 Incremental Term Loans”;

(iii)                               the aggregate principal amount of the January 2018 Incremental Term Loan Commitments is $1,500,000,000; and

(iv)                              such January 2018 Incremental Term Loan Commitments and January 2018 Incremental Term Loans shall have the terms and provisions set forth in Section 1 of this Amendment.

(b)                                 As of the Effective Date, each of the Additional Lenders hereby agrees to provide the Incremental Term Loan Commitment set forth on Schedule 1 hereto pursuant to and in accordance with Section 2.22 of the Credit Agreement. The January 2018 Incremental Term Loan Commitments provided pursuant to this Amendment shall be subject to all of the terms and conditions in the Credit Agreement and this Amendment, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Facility Guaranty, liens and security interests created by the Security Documents.

(c)                                  Each Additional Lender having a January 2018 Incremental Term Loan Commitment hereby agrees, subject to satisfaction of the conditions precedent set forth in Section 3(a) of this Amendment, to make January 2018 Incremental Term Loans to the Borrower denominated in Dollars on any Business Day (such date, the “Incremental Draw Date”) after the date hereof and on or prior to January 25, 2018 (such date, the “Termination Date”), and in accordance with Section 2.03 of the Credit Agreement in an aggregate principal amount not to exceed its January 2018 Incremental Term Loan Commitment set forth on Schedule 1 hereto (and it being understood there shall be only one Incremental Draw Date).

(d)                                 The January 2018 Incremental Term Loan Commitments shall constitute “Commitments”, “Incremental Loan Commitments”, “Incremental Term Loan Commitments” and “Term Commitments”, as the context may require, the January 2018 Incremental Term Loans shall constitute “Loans”, “Term Loans”, “Incremental Loans”, “Incremental Term Loans”, “Other Loans” and “Other Term Loans”; this Amendment shall be an “Incremental Loan Assumption Agreement” and a “Loan Document” as the context may require, each of the Additional Lenders

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having a January 2018 Incremental Term Loan Commitment shall be a “Term Lender”, “Incremental Term Lender” and a “Lender” and each Lead Arranger shall be an “Incremental Arranger”, in each case, for all purposes under the Credit Agreement and the other Loan Documents.

(e)                                  The January 2018 Term Loans will mature on January 25, 2026 (the “January 2018 Term Loan Maturity Date”).

(f)                                   At the option of the Borrower, the January 2018 Term Loans (i) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any mandatory prepayment of Term Loans under the Credit Agreement (except that, unless otherwise permitted under the Credit Agreement, the January 2018 Term Loans may not participate on a greater than pro rata basis as compared to any earlier maturing Class of Term Loans) and (ii) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayment of Term Loans under the Credit Agreement.

(g)                                  The January 2018 Term Loans may be repaid or prepaid in accordance with the provisions of the Credit Agreement and this Amendment, but once prepaid may not be re-borrowed.

(h)                                 (i) With respect to the January 2018 Term Loans, “Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (1) 0% per annum and (2) the LIBO Rate in effect for such Interest Period; (ii) the Applicable Margin for the January 2018 Term Loans is (1) with respect to any ABR Loan, 1.50% per annum and (2) with respect to any Eurodollar Loan, 2.50% per annum and (iii) the initial Interest Period with respect to the January 2018 Incremental Term Loans shall commence on the Incremental Draw Date and end on a date reasonably satisfactory to the Administrative Agent.

(i)                                     The Borrower shall pay to the Administrative Agent for the account of the Additional Lenders with respect to the January 2018 Term Loans, (A) on April 15th, July 15th, October 15th and January 15th of each year (each such date being called a “Repayment Date”), commencing with July 15th, 2018, and on each such date thereafter through the January 2018 Term Loan Maturity Date (provided that if such day is not a Business Day, the Repayment Date shall be the next succeeding Business Day), amortization installments equal to 0.25% of the aggregate principal amount of the January 2018 Term Loans outstanding on the Incremental Draw Date; as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(f) and 2.22(d) of the Credit Agreement, and which payments shall be further reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12 of the Credit Agreement and (B) on the January 2018 Term Loan Maturity Date, the aggregate unpaid principal amount of all January 2018 Term Loans on such date, together with accrued and unpaid interest on the principal amount to be paid to but excluding such date.

(j)                                    In the event that on or prior to the date that is 6 months after the Incremental Draw Date either (x) the Borrower makes any prepayment of the January 2018 Term Loans in connection with an Additional Term Loan Repricing Transaction

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(including by way of a Refinancing Amendment) or (y) effects any amendment of this Amendment resulting in an Additional Term Loan Repricing Transaction, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders, in the case of clause (x) 1.00% of the principal amount of the January 2018 Term Loans so repaid, or in the case of clause (y) a payment equal to 1.00% of the aggregate amount of the January 2018 Term Loans subject to such Additional Term Loan Repricing Transaction.  For purposes of this paragraph, “Additional Term Loan Repricing Transaction” shall mean (a) the prepayment, refinancing, substitution or replacement of all or a portion of the January 2018 Term Loans with the incurrence by the Borrower or any Subsidiary of any senior secured loan financing, the primary purpose of which (as determined in good faith by the Borrower) is to reduce the All-In Yield of such debt financing relative to the January 2018 Term Loans so repaid, refinanced, substituted or replaced and (b) any amendment to the Credit Agreement the primary purpose of which (as determined by the Borrower in good faith) is to reduce the All-In Yield applicable to the January 2018 Term Loans; provided that any refinancing or repricing of January 2018 Term Loans in connection with (i) any Public Offering, (ii) any acquisition the aggregate consideration with respect to which equals or exceeds $50,000,000 or (iii) a transaction that would result in a Change of Control shall not constitute an Additional Term Loan Repricing Transaction.

(k)                                 In the event that prior to the date that is twelve months from the Effective Date, the Borrower seeks Incremental Term Loan Commitments pursuant to Section 2.22 of the Credit Agreement, the All-In Yield applicable to the resulting Incremental Term Loans (the “New Incremental Term Loans”) shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Loan Assumption Agreement; provided, however, that the All-In Yield applicable to such New Incremental Term Loans of the same currency as the January 2018 Term Loans (other than New Incremental Term Loans (w) Incurred pursuant to Section 4.04(b)(1)(ii) of Annex I of the Credit Agreement, (x) established pursuant to the second proviso to Section 4.04(b)(1) of Annex I of the Credit Agreement, (y) having a maturity date that is more than two years after the January 2018 Term Loan Maturity Date or (z) Incurred in connection with an acquisition) shall not be greater than the applicable All-In Yield payable pursuant to the terms of the Loan Documents as amended through the date of such calculation with respect to the January 2018 Term Loans plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, any Adjusted LIBO Rate floor or Alternate Base Rate floor) with respect to the January 2018 Term Loans is increased so as to cause the then applicable All-In Yield under the Loan Documents on the January 2018 Term Loans to equal the All-In Yield then applicable to the New Incremental Term Loans minus 50 basis points; provided that any increase in All-In Yield to the January 2018 Term Loans due to the application or imposition of an Adjusted LIBO Rate floor or an Alternate Base Rate floor on any New Incremental Term Loan shall be effected, at the Borrower’s option, (x) through an increase in (or implementation of, as applicable) any Adjusted LIBO Rate floor or Alternate Base Rate floor, as applicable, with respect to the January 2018 Term Loans (for the avoidance of doubt, not to exceed the applicable Adjusted LIBO Rate Floor or Alternate Base Rate floor, as applicable, of the applicable New Incremental Term Loans), (y) through an increase in the Applicable Margin for the January 2018 Term Loans or (z) any combination of (x) and (y) above.

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(l)                                     The Borrower and the Administrative Agent hereby consent, pursuant to Section 9.04(b) of the Credit Agreement, to the inclusion as a “Lender” of each Additional Lender that is party to this Amendment to the extent such consent would be required pursuant to Section 9.04(b) of the Credit Agreement.  For the avoidance of doubt, each Lead Arranger and each Additional Lender hereby agrees that the 10 Business Day minimum period in clause (ii) of the third sentence of Section 2.22(a) of the Credit Agreement shall not apply to the January 2018 Term Loan Commitments.

(m)                             Each Additional Lender (i) confirms that it has received a copy of the Credit Agreement and the Intercreditor Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.10(a)(1) and (a)(2) of Annex I to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, Term Lender, Incremental Lender or Incremental Term Lender, as applicable.

(n)                                 For each Additional Lender, delivered herewith to the Administrative Agent or the Borrower, as applicable, are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Lender may be required to deliver to the Administrative Agent or the Borrower, as applicable, pursuant to Section 2.20 of the Credit Agreement.

(o)                                 Except as set forth herein, the January 2018 Term Loans shall have the same terms and conditions as the March 2017 Term Loans (as defined in the Fourth Amendment).

(p)                                 Notwithstanding anything to the contrary contained in this Amendment or the Credit Agreement, no assignment of any January 2018 Incremental Term Loan Commitments (or related Loans) shall be effective prior to the Incremental Draw Date.

2.                                      Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

(a)                                 this Amendment shall have been duly executed by the Borrower, the Administrative Agent and the Additional Lenders;

(b)                                 immediately before and after giving effect to this Amendment, no Default or Event of Default shall occur and be continuing;

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(c)                                  the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of the Effective Date (and, for the avoidance of doubt, including in respect of each Fifth Amendment Loan Document (as defined below)) with the same effect as though made on and as of such date, except to the extent such representation and warranties expressly relate to an earlier date, in which case, such representation and warranties shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such earlier date; and

(d)                                 the Administrative Agent shall have received:

(i)                                     a legal opinion of Ropes & Gray International LLP, New York Counsel for the Borrower, in form reasonably acceptable to the Administrative Agent (i) dated the Effective Date, (ii) addressed to the Administrative Agent and the Additional Lenders and (iii) covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions;

(ii)                                  a copy of a resolution of the board of directors or, if applicable, a committee of the board, or the sole member, managing member, general or limited partner, of each Loan Party (A) approving the terms of, and the transactions contemplated by, this Amendment and each other document executed or delivered by such Loan Party in order to give effect to the transactions contemplated hereunder (such documents, collectively, the “Fifth Amendment Loan Documents”) and resolving that it execute, deliver and perform its obligations under the Fifth Amendment Loan Documents to which it is a party; (B) authorizing a specified person or persons to execute the Fifth Amendment Loan Documents to which it is a party; and (C) authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices to be signed and/or delivered by it under or in connection with the Fifth Amendment Loan Documents to which it is a party;

(iii)                               a specimen of the signature of each person authorized by the resolution set forth above in relation to the Fifth Amendment Loan Documents;

(iv)                              a secretary’s certificate of each Loan Party in the form reasonably satisfactory to the Administrative Agent;

(v)                                 a certificate dated the Effective Date executed by a Responsible Officer of the Borrower certifying that no Default or Event of Default shall have occurred and be continuing; and

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(vi)                              to the extent not already in possession of the Additional Lenders, at least three Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Additional Lender at least five days prior to date hereof.

3.                                      Conditions to Funding.

(a)                                 The obligations of each Additional Lender to make a January 2018 Incremental Term Loan on the Incremental Draw Date are subject to the satisfaction or waiver of the following conditions:

(i)                                     the Effective Date shall have occurred;

(ii)                                  on the Incremental Draw Date, immediately before and after giving effect to the borrowing of the January 2018 Incremental Term Loans, no Event of Default specified in Section 7.01(a) or (g) of the Credit Agreement shall have occurred and be continuing; and

(iii)                               the Administrative Agent shall have received a notice of such borrowing as required by Section 2.03 of the Credit Agreement, provided that the effectiveness of such notice shall not be subject to any additional conditions precedent that are not specified in this Section 3(a) of this Amendment.

4.                                      Additional Amendments. On the Effective Date, Annex I (Covenants) to the Existing Credit Agreement and Annex II (Additional Definitions) to the Existing Credit Agreement are hereby amended solely with respect to the January 2018 Incremental Term Loans, and not with respect to any other Term Loans to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the blacklines of Annex I (Covenants) to the Existing Credit Agreement and Annex II (Additional Definitions) to the Existing Credit Agreement attached as Schedule 2 hereto.

5.                                      Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. Notices and other communications to each Additional Lender shall be delivered to the address, facsimile number, electronic mail address or telephone number as set forth below such Additional Lender’s name on the signature pages hereto or at such other address as may be designated by such Additional Lender in a written notice from time to time to the Borrower and the Administrative Agent.

6.                                      Entire Agreement.  As of the date hereof, this Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements

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and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

7.                                      Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.                                      Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.                                      Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

10.                               Miscellaneous.  Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document under the Credit Agreement and the other Loan Documents and, together with the other Loan Documents, constitute the entire agreement among the parties pertaining to the modification of the Loan Documents as herein provided and supersede any and all prior or contemporaneous agreements, promises and amendments relating to the subject matter hereof. Except as expressly set forth herein, the Lead Arrangers shall have no obligations, duties or responsibilities hereunder in their respective capacities as such.

11.                               Reaffirmation. Subject to any limitation set forth in any Loan Document, each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Documents) and confirms that such liens and security interests continue to secure the Obligations under the Loan

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Documents as amended and/or supplemented hereby (including, without limitation, all Obligations resulting from or incurred pursuant to the January 2018 Term Loan Commitments and the January 2018 Term Loans) and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations as amended hereby (including, without limitation, all Obligations resulting from or incurred pursuant to the January 2018 Term Loan Commitments and the January 2018 Term Loans) pursuant to the Facility Guaranty.

12.                               Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Document which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Amendment or any other Loan Document; or

(iii)                               the variation of the terms of such liability  in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

For the purposes of this Section 12 of this Amendment:

(a)                                 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

(b)                                 “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

(c)                                  “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the

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supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(d)                                 “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(e)                                  “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(f)                                   “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(g)                                  “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

13.                               Lead Arrangers.  Each of the Lead Arrangers are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to any Loan Document. Without limitation of the foregoing, the Lead Arrangers in their respective capacities as such shall not, by reason of this Amendment or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.  Section 9.05 (Expenses; Indemnity) of the Credit Agreement shall apply, mutatis mutandis, with respect to the Lead Arrangers (and each Related Party thereof) as if Lead Arrangers were Joint Lead Arrangers for purposes of such Section 9.05.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first mentioned above.

CSC HOLDINGS, LLC
as Borrower

By:	/s/ Charles Stewart
	Name:	Charles Stewart
	Title:	Vice President, Treasurer and Chief Financial Officer

[Signature Page to Fifth Amendment to Credit Agreement]

CABLEVISION LIGHTPATH CT LLC
CABLEVISION LIGHTPATH NJ LLC
CABLEVISION LIGHTPATH, INC.
CABLEVISION OF BROOKHAVEN, INC.
CABLEVISION OF LITCHFIELD, INC.
CABLEVISION OF WAPPINGERS FALLS, INC.
CABLEVISION SYSTEMS BROOKLINE CORPORATION
CABLEVISION SYSTEMS NEW YORK CITY CORPORATION
CSC ACQUISITION — MA, INC.
CSC ACQUISITION CORPORATION
CSC OPTIMUM HOLDINGS, LLC
CSC TECHNOLOGY, LLC
LIGHTPATH VOIP, LLC
NY OV LLC
OV LLC
A-R CABLE SERVICES — NY, INC.
CABLEVISION OF SOUTHERN WESTCHESTER, INC.
PETRA CABLEVISION CORP.
TELERAMA, INC.

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Vice President, Treasurer and Chief Financial Officer

[Signature Page to Fifth Amendment to Credit Agreement]

CABLEVISION SYSTEMS BROOKLINE CORPORATION
Managing General Partner of
CABLEVISION OF OSSINING LIMITED PARTNERSHIP

By:	/s/ Charles Stewart
	Name:	Charles Stewart
	Title:	Vice President, Treasurer and Chief Financial Officer

[Signature Page to Fifth Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.
as Additional Lender and Lead Arranger

By:	/s/ Davide Migliardi
	Name:	Davide Migliardi
	Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

Consented to by:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:	/s/ Davide Migliardi
	Name:	Davide Migliardi
	Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

Schedule 1

Lender/ Additional Lender	January 2018 Incremental Term Loan Commitment
JPMorgan Chase Bank, N.A.	$1,500,000,000

Schedule 2

[Covenants and Additional Definitions]

SCHEDULE 2

to ~~Second~~Fifth Amendment

ANNEX I

COVENANTS

Save where specified to the contrary or where defined in Section 1.01 of the Credit Agreement to which this Annex I is attached (the “Credit Agreement” or this “Agreement”), defined terms used in this Annex I shall have the meaning given to them in Annex II.

Save where specified to the contrary, references in this Annex to sections of Articles IV or V are to those sections of this Annex.

~~For the avoidance of doubt, the section references in this Annex I (Covenants) use the numbering given to the equivalent provisions in the New Senior Guaranteed Notes Indenture for ease of reference.~~

ARTICLE IV

Section 4.01.                         [Reserved]

Section 4.02.                         [Reserved]

Section 4.03.                         [Reserved]

Section 4.04.                         Limitation on Indebtedness

(a)                                 The Borrower will not and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Borrower and any Guarantor may Incur Indebtedness if on the date on which such Indebtedness is Incurred, the Consolidated Net Leverage Ratio would have been no greater than 5.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of the relevant period.

(b)                                 Section 4.04(a) above will not prohibit the Incurrence of the following items of Indebtedness:

(1)                                 Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder), Indebtedness represented by the Existing Senior Guaranteed Notes and the Guarantees thereof, Indebtedness represented by the New Senior Guaranteed Notes expected to be issued on the Issue Date and the Guarantees thereof, and, in each case, any Refinancing Indebtedness in respect thereof, in a maximum aggregate principal amount at any time outstanding not to exceed the greater of (i) (x) $7.0 billion reduced by (y) the amount of any Indebtedness Incurred pursuant to this Section 4.04(b)(1) on the Original Notes Issue Date or the Existing Senior Guaranteed Notes issued on September 23, 2016 that is subsequently reclassified (other than pursuant to the second proviso of Section 4.04(c)(1)) subject to the limitations on reclassification in Section 4.04(c)(1) and (ii) provided that after giving effect to any Incurrence of Indebtedness hereunder, together with any Incurrence of Indebtedness pursuant to Section 4.04(b)(5) and Section 4.04(b)(14) on the date on which Indebtedness pursuant to this Section 4.04(b)(1)(ii) is Incurred, the Borrower could Incur at least $1.00 of additional Indebtedness under Section 4.04(a), an amount such that, after giving effect thereto on a pro forma basis as if such Indebtedness had been incurred on the first day of the relevant period, the Consolidated

Net Senior Secured Leverage Ratio is not greater than 4.0 to 1.0; provided, further, that any Indebtedness incurred under this Section 4.04(b)(1) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; provided, further, that solely for the purpose of calculating the Consolidated Net Senior Secured Leverage Ratio under this Section 4.04(b)(1), any outstanding Indebtedness incurred under this Section 4.04(b)(1) that is unsecured or secured on a junior basis (in whole or in part) shall nevertheless be deemed to be secured by a pari passu Lien;

(2)                                 (a) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of the Borrower or any Restricted Subsidiary to the extent such guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.04; provided that (i) if such Indebtedness is subordinated in right of payment to, or pari passu in right of payment with, the Loans or a Loan Guarantee, as applicable, then the Guarantee of such Indebtedness shall be subordinated in right of payment to, or pari passu in right of payment with, the Loans or such Loan Guarantee, as applicable, substantially to the same extent as such guaranteed Indebtedness and (ii) if such Guarantee is of Indebtedness of the Borrower or a Guarantor, such Restricted Subsidiary complies with Section 4.16(a) or (b) without limiting Section 4.06, Indebtedness arising by reason of any Lien granted by or applicable to the Borrower or any Restricted Subsidiary securing Indebtedness of the Borrower or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is not prohibited by the terms of this Agreement;

(3)                                 Indebtedness of the Borrower owing to and held by any Restricted Subsidiary, or Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any other Restricted Subsidiary; provided, however, that if the Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of intercompany current liabilities incurred in connection with cash management positions of the Borrower and the Restricted Subsidiaries and (ii) only to the extent legally permitted (the Borrower and the Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors or officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness)) expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Loans, in the case of the Borrower, or the Loan Guarantees, in the case of a Guarantor; provided that:

(i)             any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Borrower or a Restricted Subsidiary; and

(ii)          any sale or other transfer of any such Indebtedness to a Person other than the Borrower or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this Section 4.04(b)(3) by the Borrower or such Restricted Subsidiary, as the case may be;

(4)                                 (a) any Indebtedness (other than Indebtedness described in Section 4.04(b)(1) and Section 4.04(b)(3)) outstanding on the ~~Issue~~Effective Date, after giving effect to the

Transactions, ~~including the issuance of the New Senior Guaranteed Notes, and the application of the proceeds thereof, and the Existing Notes,~~ excluding for the avoidance of doubt the New Senior Guaranteed Notes and the Existing Senior Guaranteed Notes ~~issued~~Incurred in reliance on Section 4.04(b)(1), subject to Section 4.04(c)(1), (b) Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any, or otherwise Incurred in respect of any, Indebtedness described in sub-clauses (a) or (b) of this Section 4.04(b)(4) or Section 4.04(b)(5) or Incurred pursuant to Section 4.04(a) and (c) Management Advances;

(5)                                 Indebtedness of (i) any Person Incurred or outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with the Borrower or any Restricted Subsidiary or pursuant to any acquisition of assets and assumption of related liabilities by the Borrower or a Restricted Subsidiary (including in contemplation of such transaction) or (ii) the Borrower or any Guarantor Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or pursuant to any acquisition of assets and assumption of related liabilities by the Borrower or a Restricted Subsidiary or otherwise in connection with or contemplation of such acquisition or other transactions; provided, however, with respect to each of clause (5)(i) and (5)(ii), that immediately following the consummation of such acquisition or other transaction, (x) the Borrower would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.04(a) after giving effect to the Incurrence of such Indebtedness pursuant to this Section 4.04(b)(5) or (y) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving effect to such acquisition or other transaction;

(6)                                 [Reserved];

(7)                                 (a) Indebtedness under Currency Agreements (other than Currency Agreements described in (b) below), Interest Rate Agreements and Commodity Hedging Agreements and (b) Indebtedness under Currency Agreements entered into in order to hedge any operating expenses and capital expenditures Incurred in the ordinary course of business; in each case with respect to clauses (a) and (b) hereof, entered into for bona fide hedging purposes of the Borrower or the Restricted Subsidiaries or (in respect of Currency Agreements and Interest Rate Agreements related to Indebtedness of Cablevision), Cablevision and not for speculative purposes (as determined in good faith by an Officer or the Board of Directors of the Borrower);

(8)                                 Indebtedness consisting of (A) mortgage financings, Purchase Money Obligations or other financings Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment or other assets (including Capital Stock) used or useful in a Similar Business or (B) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal), plant or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, ~~and any Indebtedness which refinances, replaces or refunds such Indebtedness,~~ in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.04(b)(8) and then outstanding, will not exceed at any time outstanding the greater of $~~215~~250 million and 9% L2QA Pro Forma

EBITDA; provided that any Indebtedness incurred under this Section 4.04(b)(8) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(9)                                 Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Borrower or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or in respect of any governmental requirement, including in relation to a governmental requirement to provide a guarantee or bond, (b) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (c) the financing of insurance premiums in the ordinary course of business; and (d) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10)                          Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

(11)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 Business Days of Incurrence;

(12)                          Indebtedness under daylight borrowing facilities incurred in connection with any refinancing of Indebtedness (including by way of set-off or exchange); provided that such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced and the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing, so long as any such Indebtedness is repaid within three days of the date on which such Indebtedness is Incurred;

(13)                          Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing;

(14)                          Indebtedness Incurred by the Borrower or a Guarantor or Disqualified Stock of the Borrower in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.04(b)(14) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Borrower  and the Restricted Subsidiaries from the issuance or sale (other than to the Borrower or a Restricted Subsidiary) of its Subordinated Shareholder Funding  or Capital Stock (other than Disqualified Stock, Designated Preference Shares or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preference Shares or an Excluded

Contribution) of the Borrower, in each case, subsequent to the ~~Issue~~Closing Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.05(a), Section 4.05(b)(1), Section 4.05(b)(6) and Section 4.05(b)(10) to the extent the Borrower or a Guarantor incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this Section 4.04(b)(14) to the extent the Borrower  or any Restricted Subsidiary makes a Restricted Payment under Section 4.05(b)(1), Section 4.05(b)(6) and Section 4.05(b)(10) in reliance thereon; provided that any Indebtedness incurred under this Section 4.04(b)(14) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(15)                          Indebtedness of the Borrower or any of its Restricted Subsidiaries arising pursuant to any Permitted Reorganization; and

(16)                          Indebtedness Incurred (including any Refinancing Indebtedness in respect thereof) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.04(b)(16) and then outstanding, will not exceed the greater of $~~500~~1,400 million and 50% of L2QA Pro Forma EBITDA; provided that any Indebtedness incurred under this Section 4.04(b)(16) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith.

Notwithstanding any other provisions of this Section 4.04, the Borrower will not permit any Guarantor to Incur any Ratio Guarantor Indebtedness unless on the date on which such Ratio Guarantor Indebtedness is Incurred or Guaranteed, the Guarantor Indebtedness Ratio would not have been greater than 4.0 to 1.0 or solely with respect to any Ratio Guarantor Indebtedness Incurred pursuant to Section 4.04(b)(5) (or any Guarantee Incurred pursuant to Section 4.04(b)(2) in respect thereof) the Guarantor Indebtedness Ratio would not be greater than it was prior to such Incurrence, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), after giving pro forma effect to the Incurrence and application of the proceeds from such Indebtedness; provided that this paragraph shall not apply to (x) revolving Indebtedness Incurred pursuant to Section 4.04(b)(1) for working capital purposes or to finance capital expenditures, Permitted Investments (other than Permitted Investments permitted by clause (b) of the definition thereof as to which this paragraph shall apply) or Restricted Payments (other than Restricted Payments made pursuant to clauses (2), (15)(b), (17) or (18) (with respect to clause (18), in excess of $100 million) of Section 4.05(b) as to which this paragraph shall apply); (y) any Indebtedness Incurred pursuant to Section 4.04(b)(5)(i) to the extent not Incurred in contemplation of the applicable transaction (provided that the foregoing shall apply to any Guarantee to be Incurred by any Guarantor in respect of such Indebtedness (that is Pari Passu Indebtedness) that did not Guarantee such Indebtedness prior to the applicable transaction) (and any Refinancing Indebtedness in respect thereof); and (z) any Refinancing Indebtedness of any Ratio Guarantor Indebtedness that was not Incurred in violation of this paragraph.

(c)                                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.04:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.04(a) and Section 4.04(b), the Borrower, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.04(a) or Section 4.04(b); provided that Indebtedness Incurred (or deemed Incurred) on the Original Notes Issue Date or any Refinancing Indebtedness in respect thereof under Section 4.04(b)(1) cannot be reclassified; provided, further, that if the New Senior Guaranteed Notes, the Existing Senior Guaranteed Notes or any Refinancing Indebtedness in respect thereof, shall on any date (including the date of Incurrence of such Refinancing Indebtedness) not be Guaranteed by any of the Restricted Subsidiaries of the Borrower, the New Senior Guaranteed Notes, the Existing Senior Guaranteed Notes, or such Refinancing Indebtedness shall automatically be reclassified and from such date be deemed to have been Incurred under Section 4.04(b)(4)(a) and not Section 4.04(b)(1);

(2)                                 subject to clause (1) above, all Indebtedness (x) outstanding on the Original Notes Issue Date under the Term Facilities and the Existing Senior Guaranteed Notes and (y) outstanding on the Closing Date under the Revolving Credit Facilities shall be deemed Incurred on the ~~Issue~~Effective Date under Section 4.04(b)(1) and not Section 4.04(a) or Section 4.04(b)(4)(a);

(3)                                 Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                 if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.04(b)(1), Section 4.04(b)(8), Section 4.04(b)(14) or Section 4.04(b)(16) or Section 4.04(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)                                 the principal amount of any Disqualified Stock of the Borrower or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                 Indebtedness permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Indebtedness; and

(7)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

(d)                                 Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or

Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.04.  The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount, or liquidation preference thereof, in the case of any other Indebtedness.

(e)                                  If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.04, the Borrower shall be in Default of this Section 4.04).

(f)                                   For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred or at the option of the Borrower, on the date first committed; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus any amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; (b) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the ~~Issue~~Effective Date shall be calculated based on the relevant currency exchange rate in effect on the ~~Issue~~Effective Date; and (c) if any such Indebtedness that is denominated in a currency other than dollars is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal amount and interest payable on such Indebtedness, the amount of such Indebtedness will be the Dollar Equivalent of the principal payment required to be made under such Currency Agreement plus the Dollar Equivalent of any premium which is at such time due and payable but is not covered by such Currency Agreement.

(g)                                  For purposes of determining compliance with the Consolidated Net Leverage Ratio, the Consolidated Net Senior Secured Leverage Ratio, or the Guarantor Indebtedness Ratio on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, or at the option of the Borrower, the date first committed; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus any amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; and (b) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the ~~Issue~~Effective Date shall be calculated based on the relevant currency exchange rate in effect on the ~~Issue~~Effective Date.

(h)                                 For purposes of calculating the Consolidated Net Senior Secured Leverage Ratio, the Consolidated Net Leverage Ratio or the Guarantor Indebtedness Ratio to test compliance with any covenant in this Agreement, in determining the amount of Indebtedness outstanding in dollars on any date of determination, with respect to any Indebtedness denominated in a currency other than dollars (the “Foreign Currency”):

(1)                                 subject to a currency swap arrangement or contract, the aggregate principal amount of such Foreign Currency Indebtedness on any such date of determination shall be the dollar amount of the aggregate principal amount to be paid by the Borrower or a Restricted Subsidiary on the maturity date of such currency swap arrangement or contract pursuant to the terms thereof; or

(2)                                 subject to a currency forward arrangement, forward accretion curve or contract, the aggregate principal amount of such Foreign Currency Indebtedness shall be converted into dollars at the exchange rate specified under the terms of such currency forward arrangement, forward accretion curve or contract as applicable to such Foreign Currency Indebtedness on such date of determination.

(i)                                     For the avoidance of doubt, notwithstanding a Group Member entering into any such arrangement or contract hedging foreign exchange exposure of any Foreign Currency Indebtedness, for the purposes of calculating the Consolidated Net Leverage Ratio, the Consolidated Net Senior Secured Leverage Ratio or the Guarantor Indebtedness Ratio, the aggregate principal amount of Indebtedness subject to any such arrangement or contract shall be attributed to the total Indebtedness of the Person that originally Incurred such Indebtedness.

(j)                                    Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Borrower or a Restricted Subsidiary may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(k)                                 Neither the Borrower nor any Guarantor will incur any Indebtedness (including any Indebtedness permitted to be Incurred pursuant to Section 4.04(b)) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Loans and the applicable Loan Guarantee on substantially identical terms (as determined in good faith by the Borrower); provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower or any Guarantor solely by virtue of being unsecured, by virtue of being secured with different collateral, by virtue of being secured on a junior priority basis, by virtue of not being guaranteed by one or more of the Borrower’s Subsidiaries or by virtue of the application of waterfall or other payment-ordering provisions affecting different tranches of Indebtedness under Credit Facilities.

Section 4.05.                         Limitation on Restricted Payments

(a)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of or in respect of the Borrower’s  or any Restricted Subsidiary’s Capital Stock

(including, without limitation, any payment in connection with any merger or consolidation involving the  Borrower or any Restricted Subsidiary) except:

(a)         dividends or distributions payable in Capital Stock of the Borrower  (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Borrower  (other than Disqualified Stock) or in Subordinated Shareholder Funding; and

(b)         dividends or distributions payable to the Borrower or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Borrower or another Restricted Subsidiary on no more than a pro rata basis, measured by value);

(2)                                 purchase, redeem, retire or otherwise acquire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower, any Capital Stock of the Borrower or any direct or indirect Parent of the Borrower  held by Persons other than the Borrower or a Restricted Subsidiary (other than in exchange for Capital Stock of the Borrower (other than Disqualified Stock));

(3)                                 make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement or in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement; and (b) any Indebtedness Incurred pursuant to Section 4.04(b)(3) hereof);

(4)                                 make any cash payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Shareholder Funding (other than in exchange for Capital Stock of the Borrower (other than Disqualified Stock) or for options, warrants or other rights to purchase such Capital Stock of the Borrower (other than Disqualified Stock)); or

(5)                                 make any Restricted Investment in any Person;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) of this Section 4.05(a) are referred to herein as a “Restricted Payment”), if at the time the Borrower or a Restricted Subsidiary makes such Restricted Payment:

(a)         a Default or Event of Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(b)         except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on clause (c)(i) below, the Borrower is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.04(a) hereof after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)          the aggregate amount of such Restricted Payment and all other Restricted Payments made by the Borrower and the Restricted Subsidiaries subsequent to the Closing Date (and not returned or rescinded) (including Permitted Payments permitted below by Section 4.05(b)(5) (without duplication of amounts paid pursuant to any other clause of Section 4.05(b)), Section 4.05(b)(6), Section 4.05(b)(10), Section 4.05(b)(15), Section 4.05(b)(17), Section 4.05(b)(18), and Section 4.05(b)(20) (to the extent it relates to Restricted Payments permitted by Section 4.05(b)(5), Section 4.05(b)(10), Section 4.05(b)(15), Section 4.05(b)(17) or Section 4.05(b)(18)), but excluding all other Restricted Payments permitted by Section 4.05(b)) would exceed the sum of (without duplication):

(i)                                     an amount equal to 100% of the Consolidated EBITDA for the period beginning on the first day of the first full fiscal quarter commencing prior to the Closing Date to the end of the Borrower’s most recently ended full fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Borrower are available, taken as a single accounting period, less the product of 1.3 times the Consolidated Interest Expense for such period;

(ii)                                  100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Borrower from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Closing Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Borrower subsequent to the Closing Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of its employees to the extent funded by the Borrower or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.05(b)(6), and (z) Excluded Contributions);

(iii)                               100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Borrower or any Restricted Subsidiary from the issuance or sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of its employees to the extent funded by the Borrower or any Restricted Subsidiary) by the Borrower or any Restricted Subsidiary subsequent to the Closing Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Borrower (other than Disqualified Stock or Designated

Preference Shares) or Subordinated Shareholder Funding (plus the amount of any cash, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Borrower or any Restricted Subsidiary upon such conversion or exchange) but excluding (x) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.05(b)(6), and (y) Excluded Contributions;

(iv)          the amount equal to the net reduction in Restricted Investments made by the Borrower or any of the Restricted Subsidiaries resulting from repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Borrower or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Borrower or any Restricted Subsidiary, which amount, in each case under this clause (iv), constituted a Restricted Payment made after the Closing Date; provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(c)(i) to the extent that it is (at the Borrower’s option) included under this Section 4.05(a)(c)(iv);

(v)           the amount of the cash and the fair market value (as determined in accordance with Section 4.05(c)) of property, assets or marketable securities received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with:

(A)          the sale or other disposition (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of its employees to the extent funded by the Borrower or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary of the Borrower; and

(B)          any dividend or distribution made by an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary;

provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(c)(i) to the extent that it is (at the Borrower’s option) included under this Section 4.05(a)(c)(v); and

(vi)          in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or all of the assets of such Unrestricted Subsidiary are transferred to the Borrower or a Restricted Subsidiary, or the Unrestricted Subsidiary is merged or consolidated into the Borrower or a Restricted Subsidiary, in each case, after the Closing Date, 100% of such amount received in cash and the fair market value (as determined in accordance with Section 4.05(c)) of any property, assets or marketable securities received by the Borrower or a Restricted Subsidiary in respect of such redesignation, merger, consolidation or transfer of assets, excluding any amount of any Investment in such Unrestricted Subsidiary pursuant to clause (p) of the definition of “Permitted Investment”, in each case of this Section 4.05(a)(c)(vi); provided however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(c)(i) to the extent that it is (at the Borrower’s option) included under this Section 4.05(a)(c)(vi); provided further, however, that such amount shall not exceed the amount included in the calculation of the amount of Restricted Payments referred to in the first sentence of this Section 4.05(a)(c).

(b)           Section 4.05(a) will not prohibit any of the following (collectively, “Permitted Payments”):

(1)           any Restricted Payment made in exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary of the Borrower ) of, Capital Stock of the Borrower (other than Disqualified Stock or Designated Preference Shares or through an Excluded Contribution), Subordinated Shareholder Funding or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Borrower;

(2)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Borrower or any Guarantor made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.04;

(3)           (a) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Borrower or a Restricted Subsidiary made by exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of Preferred Stock of the Borrower or a Restricted Subsidiary, and (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Borrower or a Restricted Subsidiary made by exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of Disqualified Stock of the Borrower or a Restricted Subsidiary, as the case may be, that, in each case under (a) and (b), is permitted to be Incurred pursuant to Section 4.04, and that in each case (other than such sale of Preferred Stock of the Borrower that is not Disqualified Stock) constitutes Refinancing Indebtedness;

(4)           any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness (or any loans, advances, dividends or other distributions by the Borrower to any Parent to permit such Parent to purchase, repurchase, redeem, defease or otherwise acquire or retire (i)(x) the Existing Cablevision Notes and (y) any Indebtedness Incurred to refinance the Existing Cablevision Notes in an amount equal to the principal of the Existing Cablevision Notes so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith) and (ii) Indebtedness of any Parent so long as the Net Cash Proceeds (or portion thereof) of such Indebtedness has been received by the Borrower from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Closing Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Borrower subsequent to the Closing Date):

(a)   (i) from Net Available Cash to the extent permitted under Section 4.08 but only if the Borrower shall have first complied with its obligations to prepay all Term Loans to the extent required by Section 2.13(a) of the Credit Agreement, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness (or making of any such loans, advances, dividends or other distributions to any Parent) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness (or such Indebtedness of any Parent) plus accrued and unpaid interest (and costs, expenses and fees incurred in connection therewith);

(b)   to the extent required by the agreement governing such Subordinated Indebtedness (or such Indebtedness of any Parent), following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only (i) if the Commitments shall have been terminated and all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Treasury Services Agreements and Swap Contracts not due and payable) shall have been paid in full and all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the applicable L/C Issuer) shall have expired or been terminated (or any Event of Default under Section 7.01(i) of the Credit Agreement shall have been waived), prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness (or making any such loans, advances, dividends or other distributions to any Parent) and (ii) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness or such Indebtedness of any Parent plus accrued and unpaid interest (and costs, expenses and fees incurred in connection therewith); or

(c)   consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition) and at a purchase price not greater than 100% of the principal amount of such Acquired Indebtedness plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness (and costs, expenses and fees incurred in connection therewith);

(5)           any dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.05;

(6)           the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Borrower, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Borrower to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Borrower, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Borrower, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors; provided that such payments, loans, advances, dividends or distributions do not exceed an amount (net of repayments of any such loans or advances) equal to (1) $40 million in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years; provided that the aggregate unused amounts carried over in any calendar year shall not exceed $40 million in any calendar year), plus (2) the Net Cash Proceeds received by the Borrower or the Restricted Subsidiaries since the Closing Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Funding to a Parent) from, or as a contribution to the equity (in each case under this Section 4.05(b)(6), other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Borrower from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 4.05(a)(c)(ii);

(7)           the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.04;

(8)           purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)           dividends, loans, advances or distributions to any Parent or other payments by the Borrower or any Restricted Subsidiary in amounts equal to (without duplication) the amounts required for any Parent to pay:

(a)   any Parent Expenses of a CVC Parent or any Related Taxes; and

(b)   amounts constituting or to be used for purposes of making payments to the extent specified in Section 4.09(b)(2) (with respect to fees and expenses incurred in connection with the transactions described therein), Section 4.09(b)(5) and Section 4.09(b)(11);

(10)         the declaration and payment by the Borrower  of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or common equity interests of the Borrower  or any Parent, in an amount not to exceed in any fiscal year the greater of (a) 6% of the Net Cash Proceeds received by the Borrower  from a Public Offering  or contributed to the equity (other than through the issuance of Disqualified Stock or

Designated Preference Shares or through an Excluded Contribution) of the Borrower  or contributed as Subordinated Shareholder Funding  to the Borrower and (b) an aggregate amount per annum not to exceed 5% of Market Capitalization Attributable to Cablevision;

(11)         payments by the Borrower or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Borrower  or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Section 4.05 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by an Officer or the Board of Directors of the Borrower );

(12)         Restricted Payments in an aggregate amount outstanding at any time not to exceed the fair market value of Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this Section 4.05(b)(12);

(13)         payment of any Receivables Fees and purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(14)         dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(15)         so long as no Payment Block Event has occurred and is continuing, Restricted Payments in an amount required by a CVC Parent to pay (a) regularly scheduled interest as such amounts come due under (x) the Existing Cablevision Notes and (y) any Indebtedness Incurred to refinance the Existing Cablevision Notes in an amount equal to the principal of the Existing Cablevision Notes so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; (b) dividends, loans advances or distributions to Cablevision in an amount not to exceed the Net Cash Proceeds of Incurrence of Indebtedness by the Borrower or its Restricted Subsidiaries which amount shall be used to repay ~~Indebtedness described in clauses (i), (ii) and (iii) of the definition of “~~any Existing Cablevision Notes~~”~~ and any costs, expenses, fees, interest or premiums in connection with such repayment and (c) interest and/or principal (including AHYDO Catch Up Payments) on Indebtedness of any CVC Parent so long as the Net Cash Proceeds (or portion thereof) of such Indebtedness has been received by the  Borrower from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Closing Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Borrower  subsequent to the Closing Date; provided, that the principal amount of any Indebtedness able to be repaid pursuant to this clause (c) is limited to the amount of Net Cash Proceeds received by the Borrower plus fees and expenses related to the refinancing of such Indebtedness, and, in the case of clause (c) above, any Refinancing Indebtedness in respect thereof permitted to be Incurred pursuant to Section 4.04;

(16)         the declaration and payment of dividends to holders of any class or series of Designated Preference Shares of the Borrower issued after the Closing Date; provided, however, that the amount of all dividends declared or paid by the Borrower  pursuant to this Section 4.05(b)(16) shall not exceed the Net Cash Proceeds received by the Borrower  from the issuance or sale of such Designated Preference Shares;

(17)         so long as no Event of Default has occurred and is continuing (or would result therefrom), any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would be no greater than 5.5 to 1.0;

(18)         so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments in an aggregate amount outstanding at any time not to exceed the greater of $500 million  and 21% of L2QA Pro Forma EBITDA;

(19)         Restricted Payments made in connection with the Transactions and the Existing Transactions, or constituting any part of any Permitted Reorganization and, in each case, fees and expenses relating thereto;

(20)         Restricted Payments to finance Investments or other acquisitions by a Parent or any Affiliate (other than the Borrower or a Restricted Subsidiary) which would be otherwise permitted to be made pursuant to this Section 4.05 if made by the Borrower or a Restricted Subsidiary; provided, that (i) such Restricted Payment shall be made within 120 days of the closing of such Investment or other acquisition, (ii) such Parent or Affiliate of the Borrower shall, on or prior to the date such Restricted Payment is made or if later, promptly following the closing of the Investment or the acquisition, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Borrower or one of its Restricted Subsidiaries or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (in a manner not prohibited by Article V of this Annex I) in order to consummate such Investment or other acquisition, (iii) such Parent or Affiliate of the Borrower receives no consideration or other payment in connection with such transaction except to the extent the Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Section 4.05 or Section 4.09 (without reference to this Section 4.05(b)(20)) and (iv) any property received in connection with such transaction shall not constitute an Excluded Contribution  up to the amount of such Restricted Payment made under this Section 4.05(b)(20);

(21)         any payments in cash or in kind relating to the settlement of any future, forward or other derivative contract entered into for non-speculative purposes; and

(22)         the declaration and payment of dividends or distributions by the Borrower to, or the making of loans to, a CVC Parent in amounts required for a CVC Parent to pay or cause to be paid, in each case without duplication, fees and expenses related to any equity or debt offering (whether or not successful) of such CVC Parent or incurred in connection with the Altice USA Distribution.

(c)           The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment or any other property, assets or securities required to be valued by this Section 4.05 shall be determined conclusively by an Officer or the Board of Directors of the Borrower acting in good faith.

(d)           For purposes of determining compliance with this Section 4.05 and the definition of “Permitted Investments”, as applicable, in the event that a Restricted Payment or a Permitted

Investment meets the criteria of more than one of the categories described in clauses  (1) through (22) of Section 4.05(b) or in the definition of “Permitted Investments”, as applicable, or is permitted pursuant to Section 4.05(a), the Borrower will be entitled to classify such Restricted Payment (or portion thereof) or such Permitted Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) or such Permitted Investment (or portion thereof) in any manner that complies with this Section 4.05.

Section 4.06.        Limitation on Liens

(a)           The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien upon any of their property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the ~~Issue~~Effective Date or acquired after that date, or any interest therein or any income or profits therefrom, which Lien is securing any Indebtedness (such Lien, the “Initial Lien”), except (a) in the case of any property or asset that does not constitute Collateral, (i) Permitted Liens (other than Permitted Collateral Liens) or (ii) Liens on assets that are not Permitted Liens if the Obligations (or a Loan Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with, or prior to, in the case of Liens with respect to Subordinated Indebtedness, the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured and (b) in the case of any property or assets that constitutes Collateral, Permitted Collateral Liens.

(b)           Any such Lien created in favor of the Secured Parties pursuant to Section 4.06(a)(ii) will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, and (ii) as otherwise set forth under Section 9.20 of the Credit Agreement.

(c)           For purposes of determining compliance with this Section 4.06, (x) a Lien need not to be Incurred solely by reference to one category of Permitted Liens or Permitted Collateral Liens, as applicable, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of “Permitted Liens” or “Permitted Collateral Liens”, as applicable, the Borrower shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.06 and the definition of “Permitted Liens” or “Permitted Collateral Liens”, as applicable.

Section 4.07.        Limitation on Restrictions on Distributions from Restricted Subsidiaries

(a)           The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions in cash or otherwise on its Capital Stock to the Borrower  or any Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Borrower  or any Restricted Subsidiary;

(2)           make any loans or advances to the Borrower  or any Restricted Subsidiary; or

(3)           sell, lease or transfer any of its property or assets to the Borrower or any Restricted Subsidiary,

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any Restricted Subsidiary, or any prohibition on securing such loans or advances made to the Borrower or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b)           Section 4.07(a) will not prohibit:

(1)           any encumbrance or restriction pursuant to any Credit Facility or any other agreement or instrument, in each case, in effect at or entered into on the ~~Issue~~Effective Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the ~~Issue~~Effective Date (as determined in good faith by the Borrower);

(2)           [Reserved];

(3)           encumbrances or restrictions existing under or by reason of (i) any Loan Documents, (ii) the New Senior Guaranteed Notes Indenture and the New Senior Guaranteed Notes, (iii) the Existing Notes Indentures and the Existing Notes, (iv) the Existing Cablevision Notes Indentures and the Existing Cablevision Notes, and (v) the Intercreditor Agreement and any Additional Intercreditor Agreement, including in each case, any related security documents, escrow arrangements or other documents related to the foregoing;

(4)           any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which (i) such Person was acquired by or merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary, (ii) such agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets or (iii) such Person became a Restricted Subsidiary (in each case, other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Borrower  or was merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary) and outstanding on such date; provided that, for the purposes of this Section 4.07(b)(4), if another Person is the Successor Company or any Subsidiary thereof, any agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Borrower  or any Restricted Subsidiary when such Person becomes the Successor Company;

(5)           any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in Section 4.07(b)(1), Section 4.07(b)(3) or Section 4.07(b)(4) or this Section

4.07(b)(5) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in Section 4.07(b)(1), Section 4.07(b)(3) or Section 4.07(b)(4) or this Section 4.07(b)(5); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower);

(6)           any encumbrance or restriction:

(a)   that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

(b)   contained in mortgages, pledges or other security agreements permitted under this Agreement or securing Indebtedness of the Borrower or a Restricted Subsidiary permitted under this Agreement to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges or other security agreements;

(c)   pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary; or

(d)   pursuant to the terms of any license, authorization, concession or permit;

(7)           any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions on the property so acquired or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(8)           any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(9)           customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments entered into in the ordinary course of business;

(10)         encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, governmental license or order, or required by any regulatory authority or stock exchange;

(11)         any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(12)         any encumbrance or restriction pursuant to Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements;

(13)         any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the ~~Closing~~Effective Date pursuant to Section 4.04 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than (i) the encumbrances and restrictions contained in this Agreement or any Loan Document on the ~~Closing~~Effective Date, or (ii) is customary in comparable financings (as determined in good faith by the Borrower) and where, in the case of clause (ii), the Borrower determines at the time of issuance of such Indebtedness that such encumbrances or restrictions (x) will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments under the Loan Documents as and when they become due or (y) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(14)         any encumbrance or restrictions arising in connection with any Purchase Money Note, other Indebtedness or a Qualified Receivables Financing that, in the good faith determination of an Officer or the Board of Directors of the Borrower, are necessary or advisable to effect such Qualified Receivables Financing; or

(15)         any encumbrance or restriction existing by reason of any Lien permitted under Section 4.06.

Section 4.08.        Limitation on Sales of Assets and Subsidiary Stock

(a)           The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)           the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by an Officer or the Board of Directors of the Borrower, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap); and

(2)           in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition or such series of related Asset Dispositions (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness), together with all other Asset Dispositions since the ~~Issue~~Effective Date (except to the extent any such Asset Disposition was a Permitted Asset Swap) on a cumulative basis received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Temporary Cash Investments.

(b)           After the receipt of Net Available Cash from an Asset Disposition, the Borrower or a Restricted Subsidiary, as the case may be, may apply such Net Available Cash directly or indirectly (at the option of the Borrower or such Restricted Subsidiary):

(1)           within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash (i) to prepay, repay, purchase or redeem any Indebtedness incurred under Section 4.04(b)(1) or any Guarantor Indebtedness; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this Section 4.08(b)(1), the Borrower or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) (except in the case of any revolving Indebtedness) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or redeemed; (ii) unless included in Section 4.08(b)(1)(i), to prepay, repay, purchase or redeem any Pari Passu Indebtedness of the Borrower or any Guarantor, at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment, purchase or redemption, provided that the Borrower or such Guarantor, as applicable, shall prepay, redeem, repay or repurchase Pari Passu Indebtedness that is Public Debt pursuant to this clause (ii) only if the Borrower delivers a notice of prepayment with respect to the Pari Ratable Share of the Term Loans in accordance with Section 2.13(a)(ii) within the time period specified by this Section 4.08(b)(1) and thereafter complies with its obligations under Section 2.13(a)(iii); (iii) to prepay, repay, purchase or redeem any Indebtedness of a Restricted Subsidiary that is not a Guarantor or any Indebtedness that is secured on assets which do not constitute Collateral (in each case, other than Subordinated Indebtedness of the Borrower or a Guarantor or Indebtedness owed to the Borrower or any Restricted Subsidiary); or (iv) to prepay the Loans in full pursuant to Section 2.12;

(2)           to the extent the Borrower or such Restricted Subsidiary elects, to invest in or purchase or commit to invest in or purchase Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Borrower or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Borrower that is executed or approved within such time will satisfy this requirement, so long as such investment or commitment to invest is consummated within 180 days of such 365th day;

(3)           to make a capital expenditure within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that any such capital expenditure made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Borrower that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day; or

(4)           any combination of clauses (1) — (3) of Section 4.08(b),

provided that, pending the final application of any such Net Available Cash in accordance with clauses (1), (2), (3) or (4) of Section 4.08(b), the Borrower and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Agreement.

(c)           For the purposes of Section 4.08(a)(2), the following will be deemed to be cash:

(1)           the assumption by the transferee (or other extinguishment in connection with the transactions relating to such Asset Dispositions) of Indebtedness and any other liabilities

(as recorded on the balance sheet of the Borrower or any Restricted Subsidiary or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s  or such Restricted Subsidiary’s balance sheet or in the footnotes thereof if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or any Restricted Subsidiary (other than Subordinated Indebtedness of the Borrower or a Guarantor) and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)           securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)           Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Borrower and each other Restricted Subsidiary (as applicable) are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)           consideration consisting of Indebtedness of the Borrower or a Guarantor (other than Subordinated Indebtedness) received after the ~~Issue~~Effective Date from Persons who are not the Borrower or any Restricted Subsidiary; and

(5)           any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.08 that is at that time outstanding, not to exceed (at the time of the receipt of such Designated Non-Cash Consideration, or, at the Borrower’s option, at the time of contractually agreeing to such Asset Disposition) the greater of $~~240~~300 million and 10% of L2QA Pro Forma EBITDA (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 4.09.        Limitation on Affiliate Transactions

(a)           The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (any such transaction or series of related transactions being “Affiliate Transactions”) involving aggregate value in excess of $50 million unless:

(1)           the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s-length dealings with a Person who is not such an Affiliate, or, if there are no comparable transactions involving non-Affiliates to apply for comparative purposes, the transaction is otherwise on terms that, taken as a whole, the Borrower has conclusively determined in good faith to be fair to the Borrower or such Restricted Subsidiary; and

(2)           in the event such Affiliate Transaction involves an aggregate value in excess of $100 million, the terms of such transaction or series of related transactions have been approved by a resolution of the majority of the members of the Board of Directors of the Borrower resolving that such transaction complies with Section 4.09(a)(1). An Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 4.09(a)(2) if either (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y)  the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on arm’s length basis.

(b)           The provisions of Section 4.09(a) will not apply to:

(1)           any Restricted Payment permitted to be made pursuant to Section 4.05, any Permitted Payments (other than pursuant to Section 4.05(b)(9)(b) or Section 4.05(b)(20) or any Permitted Investment (other than as defined in sub-clauses (a)(ii) or (b) of the definition of Permitted Investments);

(2)           any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Borrower, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Borrower, in each case in the ordinary course of business;

(3)           any Management Advances and any waiver or transaction with respect thereto;

(4)           any transaction between or among the Borrower and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among the Borrower, Restricted Subsidiaries or any Receivables Subsidiary;

(5)           the payment of reasonable fees and reimbursement of expenses to, and customary indemnities and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Borrower, any Restricted Subsidiary or any CVC Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)           the Existing Transactions, the Transactions, any Permitted Reorganization and the entry into and performance of obligations of the Borrower or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the ~~Issue Date,~~Effective Date or entered into after the Effective Date in connection with the Altice USA

Distribution (other than, for the avoidance of doubt, any share repurchase program to take effect following the Altice USA Distribution), in each case as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time (including, without limitation, to add additional Persons in connection with any such Person becoming a Restricted Subsidiary) in accordance with the other terms of this Section 4.09 or to the extent not more disadvantageous to the Lenders in any material respect and the entry into and performance of any registration rights or other listing agreement in connection with any Public Offering;

(7)           execution, delivery and performance of any Tax Sharing Agreement or the formation and maintenance of any consolidated group for tax, accounting or management purposes in the ordinary course of business;

(8)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services and Associates, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture arrangements), which are fair to the Borrower or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or an officer of the Borrower or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)           any transaction in the ordinary course of business between or among the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower or an Associate or similar entity (in each case, other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary or any Affiliate of the Borrower or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)         (a) issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preference Shares) of the Borrower or options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding; provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors of the Borrower in their reasonable determination and (b) any amendment, waiver or other transaction with respect to any Subordinated Shareholder Funding in compliance with the other provisions of this Agreement, the Intercreditor Agreement or any Additional Intercreditor Agreement, as applicable;

(11)         without duplication in respect of payments made pursuant to the definition of Parent Expenses, (a) payments by the Borrower or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) of annual management, consulting, monitoring or advisory fees and related expenses in an aggregate amount not to exceed an amount equal to the greater of $~~36~~50 million or 1.5% of L2QA Pro Forma EBITDA~~,~~ per annum (with unused amounts in any calendar year being carried over to the succeeding calendar years) and; (b) customary payments by the Borrower or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments in respect of this Section 4.09(b)(11) are approved by a majority of the Board of Directors of the Borrower in good faith; and (c) payments of all fees and expenses related to the Existing Transactions, the Transactions, the Altice USA Distribution and any Permitted Reorganization;

(12)         any transaction effected as part of a Qualified Receivables Financing, and other Investments in Receivables Subsidiaries consisting of cash or Securitization Assets;

(13)         any participation in a rights offer or public tender or exchange offers for securities or debt instruments issued by the Borrower or any of its Subsidiaries that are conducted on arm’s length terms and provide for the same price or exchange ratio, as the case may be, to all holders accepting such rights, tender or exchange offer;

(14)         transactions between the Borrower or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Borrower or any Parent; provided, however, that such director abstains from voting as a director of the Borrower or such Parent, as the case may be on any matter including such other Person;

(15)         payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practices (including, without limitation, any cash management activities related thereto); and

(16)         commercial contracts (including franchising agreements, business services related agreements or other similar arrangements) between an Affiliate of the Borrower and the Borrower or any Restricted Subsidiary that are on arm’s length terms or on a basis that senior management of the Borrower reasonably believes allocates costs fairly.

Section 4.10.        Reports

(a)           The Borrower will provide to the Administrative Agent the following reports:

(1)           within 120 days after the end of the Borrower’s (or, if the Borrower elects to satisfy its obligation under this Section 4.10(a)(1) by delivering the annual reports of ~~Cablevision~~a CVC Parent in accordance with the second succeeding paragraph of this Section 4.10(a), of ~~Cablevision’s~~such CVC Parent) fiscal year beginning with the fiscal year ending December 31, ~~2016~~2017, annual reports containing, to the extent applicable, and (subject to the next succeeding paragraph) in a level of detail that is comparable in all material respects to the ~~Form 10-K of Cablevision~~Borrower’s annual report for the year ended December 31, ~~2015~~2016, the following information: (a) audited consolidated balance sheet of the Borrower as of the end of the most recent fiscal year (and comparative information as of the end of the prior fiscal year) and audited consolidated income statements and statements of cash flow of the Borrower for the most recent fiscal year (and comparative information as of the end of the prior fiscal year) including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (b) unaudited pro forma income statement information and balance sheet information of the Borrower (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for (i) any acquisition or disposition by the Borrower or a Restricted Subsidiary that, individually or in the aggregate when considered with all other acquisitions or dispositions that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates, represent greater than 20% of the consolidated revenues, EBITDA and/or adjusted operating cash flow, or assets of the Borrower on a pro forma consolidated basis or

(ii) recapitalizations by the Borrower or a Restricted Subsidiary, in each case, that have occurred during the most recently completed fiscal year as to which such annual report relates (unless such pro forma information has been provided in a prior report pursuant to Section 4.10(a)(2) or Section 4.10(a)(3)); provided that such pro forma financial information will be provided only to the extent available without unreasonable expense, and in the case pro forma financial information is not provided, the Borrower will provide, in the case of a material acquisition, financial statements of the acquired company for the most recent fiscal year, and in the case of a material disposition, financial statements of the business or assets comprising the disposition perimeter for the most recent fiscal year which, in each case, may be unaudited; (c) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Borrower, and a discussion of material commitments and contingencies and critical accounting policies; (d) description of the business, management and shareholders of the Borrower, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and (e) a description of material risk factors and material recent developments (to the extent not previously reported pursuant to Section 4.10(a)(2) or Section 4.10(a)(3) below);

(2)           within 60 days following the end of the first three fiscal quarters in each fiscal year of the Borrower (or, if the Borrower elects to satisfy its obligation under this Section 4.10(a)(2) by delivering the quarterly reports of ~~Cablevision~~a CVC Parent in accordance with the second succeeding paragraph of this Section 4.10(a), of ~~Cablevision~~such CVC Parent) beginning with the fiscal quarter ending ~~September 30~~March 31, ~~2016~~2018, all quarterly reports of the Borrower containing the following information in a level of detail comparable in all material respects to the quarterly report of ~~Cablevision~~the Borrower for the three months ended ~~June~~September 30, ~~2016~~2017: (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed consolidated statements of income and cash flow for the most recent quarter year-to-date period ending on the date of the unaudited condensed balance sheet, and the comparable prior year periods, together with condensed footnote disclosure; (b) unaudited pro forma income statement information and balance sheet information (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any acquisition or disposition by the Borrower or a Restricted Subsidiary that, individually or in the aggregate when considered with all other acquisitions or dispositions that have occurred since the beginning of the relevant quarter, represent greater than 20% of the consolidated revenues, EBITDA and/or adjusted operating cash flow, or assets of the Borrower on a pro forma consolidated basis (unless such pro forma information has been provided in a prior report pursuant to Section 4.10(a)(3)); provided that such pro forma financial information will be provided only to the extent available without unreasonable expense and in the case pro forma financial information is not provided, the Borrower will provide, in the case of a material acquisition, financial statements of the acquired company for the most recent fiscal year, and in the case of a material disposition, financial statements of the business or assets comprising the disposition perimeter for the most recent fiscal year which, in each case, may be unaudited; (c) a summary operating and financial review of the unaudited financial statements, including a discussion of revenues, EBITDA and/or adjusted operating cash flow, capital expenditures, operating cash flow and material changes in liquidity and capital resources, and a discussion of material changes not in the ordinary course of business in commitments and contingencies since the most recent report; and (d) material recent developments (to the extent not previously reported pursuant to Section 4.10(a)(3)); and

(3)           promptly after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Borrower, (b) any material acquisition, disposal, merger or similar transaction or (c) any development determined by an Officer of the Borrower to be material to the business of the Borrower and its Restricted Subsidiaries (taken as a whole).

For the avoidance of doubt, in no event will any reports provided pursuant to this Section 4.10(a):

(1)           be required to comply with:

(a)           Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K under the Securities Act (“Regulation S-K”);

(b)           Rule 3-10 of Regulation S-X under the Securities Act (“Regulation S-X”) or contain separate financial statements for the Borrower, the Guarantors or other Subsidiaries the shares of which may be pledged to secure the Obligations that would be required under Section 3-16 of Regulation S-X;

(c)           Rule 11-01 of Regulation S-X, give pro forma effect to the Transactions, or contain all purchase accounting adjustments relating to the Transactions;

(d)           Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein; or

(2)           be required to include trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Borrower.

Notwithstanding the foregoing, the Borrower may satisfy its obligations under clauses (1), (2) and (3) of Section 4.10(a) by delivering the corresponding annual ~~and~~, quarterly or other reports of ~~Cablevision~~a CVC Parent; provided that to the extent that the Borrower is not the reporting entity and material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Borrower and ~~Cablevision~~such CVC Parent, the annual and quarterly reports shall give a reasonably detailed description of such differences or shall include the consolidated balance sheet, income statements and cash flow statement of the Borrower and its Subsidiaries. The Borrower will be deemed to have furnished the reports referred to in clauses (1), (2) and (3) of Section 4.10(a) if the Borrower or a CVC Parent has filed reports containing such information with the SEC or posted such reports on its website.

(b)           All financial statement information shall be prepared in accordance with GAAP as in effect on the date of such report or financial statement (or otherwise on the basis of GAAP as then in effect) and on a consistent basis for the periods presented; provided, however, that the reports set forth in clauses (1), (2) and (3) of Section 4.10(a) may in the event of a change in GAAP, present earlier periods on a basis that applied to such periods.  Except as provided in Section 4.10(c), no report need include separate financial statements for the Borrower or

Subsidiaries of the Borrower or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the New Senior Guaranteed Notes Offering Memorandum and, subject to the Borrower’s election to apply IFRS, in no event shall IFRS information or reconciliation to IFRS be required.

(c)           At any time if any Subsidiary of the Borrower is an Unrestricted Subsidiary and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, constitutes a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.10(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower; provided that with respect to the ~~Issue~~Effective Date Unrestricted Subsidiaries, the requirements of this Section 4.10(c) shall be satisfied by the inclusion of information relating to the ~~Issue~~Effective Date Unrestricted Subsidiaries substantially similar to that provided in, or included by reference in, the New Senior Guaranteed Notes Offering Memorandum.

(d)           Substantially concurrently with the issuance to the Administrative Agent of the reports specified in clauses (1), (2) and (3) of Section 4.10(a), the Borrower shall also (a) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Borrower and its Subsidiaries or any CVC Parent or (ii) otherwise to provide substantially comparable public availability of such reports (as determined by the Borrower in good faith) or (b) to the extent the Borrower determines in good faith that such reports cannot be made available in the manner described in the preceding clause (a) owing to applicable law or after the use of its commercially reasonable efforts, furnish such reports to the Lenders and, upon their request, prospective Lenders.

(e)           No later than 5 Business Days after each delivery of financial statements of Borrower pursuant to Sections 4.10(a)(1) and (2), the Borrower will provide to the Administrative Agent a duly executed and completed Compliance Certificate.

Section 4.11.        [Reserved]

Section 4.12.        Impairment of Security Interests

(a)           The Borrower shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the Incurrence of Permitted Collateral Liens, subject to the proviso in Section 4.12(b), shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Secured Parties, and the Borrower shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Agent (or its delegate), for the benefit of the Secured Parties, any Lien over any of the Collateral; provided, that, subject to the proviso in the second sentence of Section 4.12(b), (x) the Borrower, the Parent Guarantor and the Restricted Subsidiaries may Incur Permitted Collateral Liens, (y) the Security Documents and the Collateral may be discharged, amended, extended, renewed, restated, supplemented, released, modified or replaced in accordance with this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement or the applicable Security Documents and (z) the Borrower and its Restricted Subsidiaries may consummate any other transaction permitted under Article V hereunder.

(b)           Notwithstanding Section 4.12(a), nothing in this Section 4.12 shall restrict the discharge and release of any Lien over Collateral in accordance with this Agreement, the Security Documents, Intercreditor Agreement or any Additional Intercreditor Agreement. Subject to the foregoing, the Security Documents may be amended, extended, renewed, restated, supplemented or otherwise modified or released (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) to (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) provide for Permitted Collateral Liens; (iii) make any change reasonably necessary or desirable in the good faith determination of the Borrower in order to implement transactions permitted under Article V of this Annex I; (iv) add to the Collateral; (v) provide for the release of any Lien on any properties or assets constituting Collateral from the Lien of the Security Documents; provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Obligations or any Loan Guarantee or (vi) make any other change thereto that does not adversely affect the Secured Parties in any material respect; provided, however, that, contemporaneously with any such action in clauses (ii), (iii), (iv), (v) and (vi) of this Section 4.12(b), the Borrower delivers to the Administrative Agent, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Administrative Agent, from an independent financial advisor or appraiser or investment bank of international standing which confirms the solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, (2) a certificate from the chief financial officer or the Board of Directors of the relevant Person which confirms the solvency of the Person granting the Lien, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (3) an opinion of counsel (subject to any qualifications customary for this type of opinion of counsel), in form and substance reasonably satisfactory to the Administrative Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.

(c)           In the event that the Borrower and the Restricted Subsidiaries comply with the requirements of this Section 4.12, the Administrative Agent and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendments without the need for instructions from the Secured Parties.

Section 4.13.        Additional Intercreditor Agreements

(a)           At the request of the Borrower, in connection with the Incurrence by the Borrower or a Restricted Subsidiary of any Indebtedness that is permitted to share the Collateral pursuant to the definition of Permitted Collateral Liens, the Borrower or a Restricted Subsidiary, the Administrative Agent and the Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) an intercreditor agreement (an “Additional Intercreditor Agreement”) or a restatement, amendment or other modification of the existing Intercreditor Agreement on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the Lenders), including containing substantially the same terms with respect to release of Loan Guarantees and priority and release of the Liens over Collateral (or terms not materially less favorable to the Lenders); provided that such Additional Intercreditor Agreement will not impose any personal obligations on the Administrative Agent or Security Agent or, in the opinion of the Administrative Agent or Security Agent, as applicable, adversely affect the rights, duties, liabilities or immunities of the Administrative Agent or Security Agent under this Agreement or the Intercreditor Agreement. For the avoidance of doubt, subject to the first sentence of this Section 4.13(a) and Section 4.13(b), any such Additional Intercreditor Agreement may provide for pari passu or subordinated security interests in respect of any such Indebtedness (to the extent such Indebtedness is permitted to share the Collateral pursuant to the definition of Permitted Collateral Lien).

(b)           At the direction of the Borrower and without the consent of Secured Parties, the Administrative Agent and the Security Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement or Additional Intercreditor Agreement to: (1) cure any ambiguity, omission, defect or inconsistency of any such agreement, (2) increase the amount or types of Indebtedness covered by any such agreement that may be Incurred by the Borrower or a Guarantor that is subject to any such agreement (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Obligations), (3) add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement, (4) further secure the Obligations, (5) make provision for equal and ratable pledges of the Collateral to secure any Incremental Loans, (6) implement any Permitted Collateral Liens, (7) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof; (8) make any change reasonably necessary, in the good faith determination of the Borrower in order to implement any transaction that is subject to Article V of this Annex I; or (9) implement any transaction in connection with the renewal extension, refinancing, replacement or increase of the Indebtedness that is not prohibited by this Agreement or make any other change to any such agreement that does not adversely affect the Lenders in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of any Obligation or Loan Guarantee, enforcement of Liens over the Collateral, the application of proceeds from the enforcement of Collateral or the release of any Loan Guarantees or Lien over Collateral in a manner than would adversely affect the rights of the Lenders in any material respect except as otherwise permitted by this Agreement, the Security Documents the Intercreditor Agreement or any Additional Intercreditor Agreement immediately prior to such change. The Borrower shall not otherwise direct the Administrative Agent or the Security Agent to enter into any amendment to any Intercreditor Agreement without the consent of the Required Lenders, except as otherwise permitted under Section 9.08 of the Credit Agreement, and the Borrower may only direct the Administrative Agent and the Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Administrative Agent or Security Agent or, in the opinion of the Administrative Agent or Security Agent, adversely affect their respective rights, duties, liabilities or immunities under this Agreement or the Intercreditor Agreement or any Additional Intercreditor Agreement.

(c)           In relation to any Intercreditor Agreement or Additional Intercreditor Agreement, at the request of the Borrower, the Administrative Agent (and Security Agent, if applicable) shall consent on behalf of the Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Loans thereby; provided, however, that such transaction would comply with Section 4.05 hereof.

(d)           Each Lender shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement or any Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein), and to have directed the Administrative Agent and the Security Agent to enter into the Intercreditor Agreement and any such Additional Intercreditor Agreement.

Section 4.14.        Lines of Business

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Similar Business, except to such extent as would not be material to the Borrower and the Restricted Subsidiaries, taken as a whole.

Section 4.15.        [Reserved]

Section 4.16.        Additional Guarantors

(a)           [Reserved].

(b)           Loan Guarantees existing on or granted after the ~~Issue~~Effective Date pursuant to Section 5.14 of the Credit Agreement shall be released as set forth in Section 12 of the Facility Guaranty. Loan Guarantees existing on or granted after the ~~Issue~~Effective Date pursuant to Section 5.14(i)(z) of the Credit Agreement may be released at the option of the Borrower, if at the date of such release, (i) the Indebtedness which required such Loan Guarantee has been released or discharged in full, (ii) no Event of Default would arise as a result of such release, and (iii) there is no other Indebtedness of such Guarantor outstanding that was Incurred after the ~~Issue~~Effective Date and that could not have been Incurred in compliance with this Agreement as of the date Incurred if such Guarantor were not a Guarantor as at that date. Notwithstanding anything in this Agreement to the contrary, the Borrower may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor and such Loan Guarantee may be released at any time in the Borrower’s sole discretion. The Administrative Agent and the Security Agent (to the extent action is required by them) shall each take all necessary actions requested by the Borrower, including the granting of releases or waivers under the Intercreditor Agreement or any Additional Intercreditor Agreement, to effectuate any release of a Loan Guarantee in accordance with this Section 4.16(b), subject to customary protections and indemnifications.

(c)           Notwithstanding the foregoing, the Borrower shall not be obligated to cause an Excluded Subsidiary to provide a Loan Guarantee (for so long as such entity is an Excluded Subsidiary), nor to cause any Restricted Subsidiary to provide a Loan Guarantee to the extent and for so long as the Incurrence of such Guarantee could reasonably be expected to give rise to or result in: (1) any violation of applicable law or regulation; (2) any liability for the officers, directors or (except in the case of a Restricted Subsidiary that is a partnership) shareholders of such Restricted Subsidiary (or, in the case of a Restricted Subsidiary that is a partnership, directors or shareholders of the partners of such partnership); (3) any cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to this Section 4.16(c)(1) undertaken in connection with, such Guarantee, which in any case under any of clauses (1), (2) and (3) of Section 4.16(c) cannot be avoided through measures reasonably available to the Borrower or such Restricted Subsidiary; or (4) such Restricted Subsidiary is prohibited from Incurring such Guarantee by the terms of any Indebtedness ~~existing on the Issue Date~~ of such Restricted Subsidiary existing on the Effective Date that is not prepayable without a prepayment premium (in each case, other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary); provided that this Section 4.16(c)(4) applies only for so long as such prepayment premium applies to such Indebtedness.

Notwithstanding anything to the contrary, the Borrower will not permit CSC TKR, LLC and its Subsidiaries to Incur any Indebtedness not in the ordinary course of business or Guarantee any Indebtedness unless such Subsidiary is or becomes a Guarantor and Pledgor on the date on which the Guarantee is Incurred and, if applicable, executes and delivers (x) a Joinder Agreement pursuant to which such Restricted Subsidiary will provide a Loan Guarantee, which Guarantee will be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness and (y) a Pledge Supplement.

Section 4.17.        [Reserved]

Section 4.18.        Limitation on Transfer of Assets by Restricted Subsidiaries

The Borrower shall cause its Restricted Subsidiaries not to transfer to the Borrower any material assets used or useful in the core line of business other than cash, other current assets (including Cash Equivalents) and Investments.

ARTICLE V

Section 5.01.        Merger and Consolidation of the  Borrower

(a)           The Borrower will not consolidate with or merge with or into, or assign, convey, transfer, lease or otherwise dispose all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions to, any Person, unless:

(1)           the resulting, surviving or transferee Person (the “Successor Company”) (if not the Borrower) will be a Person organized and existing under the laws of a Primary Jurisdiction, or, to the extent such merger would not result in materially adverse tax, regulatory or legal consequences to the Lenders (as determined by the Administrative Agent in its reasonable discretion), a Secondary Jurisdiction and the Successor Company (if not the Borrower) will expressly assume by way of a joinder, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, all the obligations of the Borrower, under this Agreement, the Intercreditor Agreement and the Security Documents (or, subject to Section 4.12 provided a Lien of at least equivalent ranking over the same assets), as applicable;

(2)           immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)           immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable two consecutive fiscal quarter period, either (a) the Borrower or the Successor Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a); or (b) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving effect to such transaction; and

(4)           the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such joinder (if any) comply with the terms of this Agreement and an Opinion of Counsel to the effect that such joinder (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Administrative Agent); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(b)           ~~Subject to Section 5.01(e), for~~For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

(c)           The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under this Agreement.

(d)           Notwithstanding Section 5.01(a)(2) and Section 5.01(a)(3) (which do not apply to transactions referred to in this sentence) and Section 5.01(a)(4) (which does not apply to transactions referred to in this sentence in which the Borrower is the Successor Company), (a) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Borrower, (b) any Restricted Subsidiary that is not a Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary or the Borrower and (c) the Borrower and the Restricted Subsidiaries may effect any Permitted Reorganization. Notwithstanding Section 5.02(a)(3) (which does not apply to the transactions referred to in this sentence), the Borrower may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Borrower, reincorporating the  Borrower in another jurisdiction or changing the legal form of the  Borrower.

(e)           The foregoing provisions (other than the requirements of Section 5.01(a)(2)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary.

Section 5.02.        Merger and Consolidation of the Subsidiary Guarantors

(a)           None of the Guarantors (other than a Guarantor whose Loan Guarantee is to be released in accordance with the terms of this Agreement or the Intercreditor Agreement) may:

(1)           consolidate with or merge with or into any Person (whether or not such Guarantor is the surviving Person);

(2)           sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(3)           permit any Person to merge with or into it,

unless:

(a)   the other Person is the Borrower or a Restricted Subsidiary that is a Guarantor or becomes a Guarantor as a result of such transaction; or

(b)   (1) either (x) a Guarantor is the surviving Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Loan Guarantee and this Agreement (pursuant to a Joinder Agreement) and all obligations of the Guarantor under the Intercreditor Agreement and the Security Documents, as applicable; and (2) immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and is continuing; or

(c)   the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of a Guarantor or the sale or disposition of all or substantially all the assets of a Guarantor (in each case other than to the Borrower or a Restricted Subsidiary) otherwise permitted by this Agreement and the proceeds therefrom are applied as required by this Agreement; or

(d)   the transaction constitutes a Permitted Reorganization.

(b)           Notwithstanding Section 5.02(a)(3)(b)(2) (which does not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor and (b) any Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Guarantor or the Borrower. Notwithstanding Section 5.02(a)(3)(b)(2) (which does not apply to the transactions referred to in this sub-section (b)), a Guarantor may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor.

ANNEX II
ADDITIONAL DEFINITIONS

Save where specified to the contrary, references in this Annex II to sections of Articles IV or V are to those sections of Annex I.

“2023 Senior Notes” refers to the Borrower’s $1,800 million aggregate principal amount of U.S. dollar-denominated 10.125% senior notes due 2023, issued on the Original Notes Issue Date.

“2025 Senior Notes” refers to the Borrower’s $2,000 million aggregate principal amount of U.S. dollar-denominated 10.875% senior notes due 2025, issued on the Original Notes Issue Date.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Borrower or any Restricted Subsidiary. Subject to Section 1.05 of the Credit Agreement, Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of this definition, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of this definition, on the date of consummation of such acquisition of assets and, with respect to clause (3) of this definition, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(a)           any property or assets (other than Indebtedness and Capital Stock) not classified as current assets under GAAP used or to be used by the Borrower or a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of an Asset Disposition shall be deemed an investment in Additional Assets);

(b)           the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or a Restricted Subsidiary; or

(c)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AHYDO Catch Up Payment” means any payment on any Indebtedness that would be necessary to avoid such Indebtedness being characterized as an “applicable high yield discount obligation” under Section 163(i) of the Code.

“Altice” means Altice N.V., a public limited liability company incorporated under the laws of the Netherlands, and its successors.

“Altice USA” refers to Altice USA, Inc., a Delaware corporation listed on the New York Stock Exchange under the symbol “ATUS”.

“Altice USA Distribution” has the meaning ascribed to the term “Distribution” in “Summary—The Distribution” in the New Senior Guaranteed Notes Offering Memorandum.

“Asset Disposition” means, with respect to the Borrower and the Restricted Subsidiaries, any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Borrower or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; provided that the sale, lease, transfer, issuance or other disposition of all or substantially all of the assets of the Borrower (or any successor company) and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 7.01(i) of the Credit Agreement and Article V of Annex I and not by the provisions of Section 4.08 of Annex I. Notwithstanding the preceding provisions of this definition, the following items shall not be deemed to be Asset Dispositions:

(a)           a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary;

(b)           a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(c)           a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(d)           a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus or worn out equipment or other assets or equipment or other similar assets that are no longer useful in the conduct of the business (as determined in good faith by the Borrower) of the Borrower and its Restricted Subsidiaries;

(e)           transactions permitted under Article V of Annex I (other than as permitted under Section 5.02(a)(3)(c) or a transaction that constitutes a Change of Control;

(f)            an issuance of Capital Stock by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Borrower;

(g)           any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Borrower) not to exceed the greater of $~~200~~300 million and 10.0% of L2QA Pro Forma EBITDA;

(h)           (i) any Restricted Payment that is permitted to be made under Section 4.05, any transaction specifically excluded from the definition of Restricted Payment and the making of any Permitted Payment and Permitted Investment and (ii) solely for the purposes of Section 4.08(b), a disposition, the proceeds of which are used to make such Restricted Payments permitted to be made under Section 4.05, Permitted Payments or Permitted Investments;

(i)            the granting of Liens not prohibited by Section 4.06;

(j)            a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)           the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases, subleases of other property, in each case, in the ordinary course of business;

(l)            foreclosure, condemnation, eminent domain or any similar action with respect to any property or other assets;

(m)          the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of tax receivables and factoring accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(n)           sales, transfers or dispositions of receivables and related assets in connection with any Qualified Receivables Financing or any factoring transaction or in the ordinary course of business, and Investments in Receivables Subsidiaries consisting of cash or Securitization Assets;

(o)           any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(p)           any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)           any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(r)            any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Borrower or any Restricted Subsidiary to such Person; provided, however, that the Board of Directors of the Borrower shall certify that in the opinion of the Board of Directors, the outsourcing transaction will be economically beneficial to the Borrower and the Restricted Subsidiaries (considered as a whole);

(s)            any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, with respect to property built, owned or otherwise acquired by the Borrower or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Agreement; provided that network assets of the Borrower or any Restricted Subsidiary shall be excluded from this clause (s) unless the Net Cash Proceeds of such sale and leaseback transaction are applied in accordance with Section 4.08(b);

(t)            any sale, lease, transfer, conveyance or other disposition in one or a series of related transactions of any assets (including Capital Stock) of the Borrower and its Subsidiaries or of any Person that becomes a Restricted Subsidiary (i) acquired in a transaction permitted under this Agreement, which assets are not used or useful in the core or principal business of the Borrower and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or pursuant to Competition Laws or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition permitted under this Agreement;

(u)           dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (ii) an amount equal to the Net Available Cash of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is purchased within 270 days thereof) ;

(v)           the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower are no longer commercially reasonable to maintain or are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(w)          to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(x)           sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(y)           contractual arrangements under long-term contracts with customers entered into by the Borrower or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual ~~arrangements~~arrangement; and

(z)           a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions in connection with the Existing Transactions, the Transactions or any Permitted Reorganization.

“Associate” means (i) any Person engaged in a Similar Business of which the Borrower or a Restricted Subsidiary are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture engaged in a Similar Business entered into by the Borrower or any Restricted Subsidiary.

“BCP” means BC Partners, Ltd.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.  Unless otherwise specified in this Agreement, whenever any provision of this Agreement requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval); provided that any action required to be taken under this Agreement by the Board of Directors of the Borrower can, in the alternative, at the option of the Borrower, be taken (x) prior to the completion of the Altice USA Distribution, by the Board of Directors of Altice or any Subsidiary thereof that is a Parent of the Borrower and (y) on or following the completion of the Altice USA Distribution, Altice USA and its successors or any Subsidiary thereof that is a Parent of the Borrower.

“Cablevision” means Cablevision Systems Corporation.

“Capital Stock” of any Person means any and all shares of, interests, rights to purchase, warrants or options for, participation or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP.  For the avoidance of doubt, operating leases will not be deemed Capitalized Lease Obligations.

“Cash Equivalents” means:

(a)           securities issued or directly and fully Guaranteed or insured by the United States Government, Canada, the United Kingdom, Switzerland or any member state of the European Union, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(b)           certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by a bank or trust company (a) whose commercial paper is rated at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that such bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $500 million;

(c)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any bank meeting the qualifications specified in clause (b) above;

(d)           commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(e)           readily marketable direct obligations issued by any state of the United States of America, the United Kingdom, Switzerland, Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(f)            Indebtedness or Preferred Stock issued by Persons with a rating of “BBB” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized

Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(g)           bills of exchange issued in the United States, Canada, a member state of the European Union, Switzerland or the United Kingdom, eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and

(h)           interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) to (g) above.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended.

“CFC Holdco” means a Subsidiary that has no material assets other than equity interests in and/or indebtedness of, each as determined for U.S. federal income tax purposes, one or more Foreign Subsidiaries that are CFCs, including the indirect ownership of such equity interests or indebtedness through one or more CFC Holdcos that have no other material assets.

“Change of Control” means the occurrence of any of the following:

(a)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than one or more Permitted Holders (or a group controlled by one or more Permitted Holders) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of the Borrower (or any Successor Company), measured by voting power rather than number of shares;

(b)           during any period of two consecutive years, individuals who at the beginning of such period constituted the majority of the directors on the Board of Directors of the Listed Entity (together with any new directors whose election by the majority of such directors on such Board of Directors of the Listed Entity or whose nomination for election by shareholders of the Listed Entity, as applicable, was approved by a vote of the majority of such directors on the Board of Directors of the Listed Entity then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceased for any reason to constitute the majority of the directors on the Board of Directors of the Listed Entity, then in office; or

(c)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Borrower (or any Successor Company) and its Restricted Subsidiaries, taken as a whole, to a Person (including any “person” as defined above), other than a Permitted Holder (or a group controlled by one or more Permitted Holders).

“Closing Date” means June 21, 2016, the date on which the Acquisition was consummated.

“Commodity Hedging Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.

“Competition Laws” means any federal, state, foreign, multinational or supranational antitrust, competition or trade regulation statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit J to this Agreement.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a)                                 Consolidated Interest Expense and Receivables Fees;

(b)                                 Consolidated Income Taxes;

(c)                                  consolidated depreciation expense;

(d)                                 consolidated amortization and impairment expense;

(e)                                  Parent Expenses of a CVC Parent;

(f)                                   any expenses, charges or other costs related to any Equity Offering (including of a CVC Parent), Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Agreement (whether or not successful) (including any such fees, expenses or charges related to the Existing Transactions ~~and~~, the Transactions and the Altice USA Distribution (including of a CVC Parent), in each case, as determined in good faith by the Borrower;

(g)                                  any minority interest expense (whether paid or not) consisting of income attributable to minority equity interests of third parties in such period or any prior period or any net earnings, income or share of profit of any Associates, associated company or undertaking;

(h)                                 the amount of management, monitoring, consultancy and advisory fees and related expenses or any payments for financial advisory, financing, underwriting or placement services or any payments pursuant to franchising agreements, business service related agreements or other similar arrangements paid in such period (or accruals relating to such fees and related expenses) to any Permitted Holder (whether directly or indirectly, through any Parent) to the extent permitted by Section 4.09; provided that any payments for such fees and related expense shall not be included in Consolidated EBITDA for any period to the extent they were accrued for in such period or any prior period and added back to Consolidated EBITDA in such period or any such prior period;

(i)                                     other non-cash charges, write-downs or items reducing Consolidated Net Income (excluding any such non-cash charge, write-down or item to the extent it represents an accrual of or reserve for cash charges in any future period) or other non-cash items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (a) through (m) of the definition of Consolidated Net Income and excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); and

(j)                                    x) any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), reduced by (y) any income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of).

“Consolidated Income Taxes” means taxes or other payments, including deferred Taxes, based on income, profits or capital of the Borrower and the Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period (in each case, determined on the basis of GAAP), the consolidated net interest income/expense of the Borrower and the Restricted Subsidiaries, whether paid or accrued, plus or including (without duplication) any interest, costs and charges consisting of:

(a)                                 interest expense attributable to Capitalized Lease Obligations;

(b)                                 amortization of debt discount, but excluding amortization of debt issuance costs, fees and expenses and the expensing of any bridge or other financing fees;

(c)                                  non-cash interest expense;

(d)                                 dividends or other distributions in respect of all Disqualified Stock of the Borrower and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Borrower or a Subsidiary of the Borrower;

(e)                                  the consolidated interest expense that was capitalized during such period (without duplication);

(f)                                   net payments and receipts (if any) pursuant to Hedging Obligations (other than Currency Agreements) (excluding unrealized mark-to-market gains and losses attributable to Hedging Obligations (other than Currency Agreements));

(g)                                  any interest actually paid by the Borrower or any Restricted Subsidiary on Indebtedness of another Person that is guaranteed by the Borrower or any Restricted

Subsidiary or secured by a Lien on assets of the Borrower or any Restricted Subsidiary; and

(h)                                 premiums, penalties, annual agency fees, penalties for failure to comply with registration obligations (if applicable) and any amendment fees, in each case, related to any Indebtedness of the Borrower or any Restricted Subsidiaries.

Notwithstanding any of the foregoing, Consolidated Interest Expense shall not include (i) any interest accrued, capitalized or paid in respect of Subordinated Shareholder Funding, (ii) any commissions, discounts, yield and other fees and charges related to a Qualified Receivables Financing, (iii) any payments on any operating leases, including without limitation any payments on any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the ~~Issue~~Effective Date, (iv) net payments and receipts (if any) pursuant to Currency Agreements (including unrealized mark-to-market gains and losses attributable to Hedging Obligations), and (v) any pension liability interest costs.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a)                                 any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Borrower equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.05(a)(c)(i), any net income (loss) of any Restricted Subsidiary that is not a Guarantor if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the New Senior Guaranteed Notes Indenture, the New Senior Guaranteed Notes, the Loan Documents, the Existing Notes and the Existing Notes Indentures, (c) contractual or legal restrictions in effect on the ~~Issue~~Effective Date with respect to a Restricted Subsidiary (including pursuant to the agreements specified in Section 4.07(b)(3) and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Lenders than such restrictions in effect on the ~~Issue~~Effective Date, and (d) restrictions as in effect on the ~~Issue~~Effective Date specified in Section 4.07(b)(12) except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents or non-cash distributions to the extent converted into cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(c)                                  any net gain (or loss) realized upon the sale, abandonment or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiary (including pursuant to any sale/ leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer of the Borrower) or returned surplus assets of any Pension Plan;

(d)                                 any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance or any expenses, charges, reserves, gains or other costs related to the Existing Transactions ~~and~~, the Transactions and the Altice USA Distribution; and, to the extent not otherwise included in this clause (d): recruiting, retention and relocation costs; signing bonuses and related expenses and one-time compensation charges; curtailments or modifications to pension and post-retirement employee benefit plans transaction and refinancing bonuses and special bonuses paid in connection with dividends and distributions to equity holders; start-up, transition, strategic initiative (including any multi-year strategic initiative) and integration costs, charges or expenses; costs, charges and expenses related to the start-up, pre-opening, opening, closure, and/or consolidation of operations, offices and facilities; business optimization costs, charges or expenses; costs, charges and expenses incurred in connection with new product design, development and introductions; costs and expenses incurred in connection with intellectual property development and new systems design; costs and expenses incurred in connection with implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives; any costs, expenses or charges relating to any governmental investigation or any litigation or other dispute (including with any customer); costs and expenses in respect of warranty payments and liabilities related to product recalls or field service campaigns; or any fees, charges, losses, costs and expenses incurred during such period, or any amortization thereof for such period, in connection with or related to any acquisition, Restricted Payment, Investment, recapitalization, asset sale, issuance, incurrence, registration or repayment or modification of Indebtedness, issuance or offering of Capital Stock, refinancing transaction or amendment, modification or waiver in respect of the documentation relating to any such transaction and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(e)                                  the cumulative effect of a change in accounting principles;

(f)                                   any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(g)                                  all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(h)                                 any unrealized gains or losses in respect of Hedging Obligations or other derivative instruments or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations or other derivative instruments;

(i)                                     any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(j)                                    any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;

(k)                                 any one-time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Borrower or its Subsidiaries;

(l)                                     any goodwill or other intangible asset impairment charge or write-off; and

(m)                             the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding.

“Consolidated Net Leverage” means (A) the sum, without duplication, of the aggregate outstanding Specified Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis (excluding (i) Hedging Obligations and (ii) any revolving Indebtedness Incurred pursuant to Section 4.04 in an amount not to exceed the greater of (x) $~~500~~950 million and (y) 33.3% L2QA Pro Forma EBITDA), less (B) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Net Leverage at such date to (y) the aggregate amount of L2QA Pro Forma EBITDA; provided, however, that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (i) any Indebtedness incurred on the date of determination pursuant to Section 4.04(b) or (ii) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to Section 4.04(b).

For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.

“Consolidated Net Senior Secured Leverage” means (A) the sum of the aggregate outstanding Senior Secured Indebtedness of the Borrower and its Restricted Subsidiaries (excluding (i) Hedging Obligations and (ii) any revolving Indebtedness Incurred pursuant to Section 4.04 in an amount not to exceed the greater of (x) $~~500~~950 million and (y) 33.3% L2QA Pro Forma EBITDA), less (B) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Net Senior Secured Leverage at such date to (y) the aggregate amount of L2QA Pro Forma EBITDA; provided, however, that the pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio shall not give effect to (i) any Indebtedness incurred on the date of determination pursuant to Section 4.04(b) or (ii) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to Section 4.04(b).

For the avoidance of doubt, in determining Consolidated Net Senior Secured Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Senior Secured Leverage Ratio is to be made.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(a)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)                                 to advance or supply funds:

(i)                                     for the purchase or payment of any such primary obligation; or

(ii)                                  to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“CPPIB” means the Canada Pension Plan Investment Board.

“Credit Facility” means, with respect to the Borrower or any of its Subsidiaries, one or more debt facilities, arrangements, instruments, trust deeds, note purchase agreements or indentures or commercial paper facilities and overdraft facilities (including  this Agreement) with banks, institutions, funds or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), notes, bonds, debentures, letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks, institutions or investors and whether provided under one or more credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, cap, floor, ceiling, collar, currency derivative or other similar agreement to which such Person is a party or beneficiary.

“CVC Parent” means (i) prior to the completion of the Altice USA Distribution, CVC 1 B.V. and its successors, and any Subsidiary thereof from time to time which is a Parent of the Borrower and (y) on or following the completion of the Altice USA Distribution, any Parent of the Borrower, but in no event any Parent of the Listed Entity.

“Default” means any event which is, or after giving notice or with the passage of time or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower ) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash, Cash Equivalents or Temporary Cash Investments received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.08.

“Designated Preference Shares” means, with respect to the Borrower, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Borrower or a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any such Subsidiary for the benefit of their employees to the extent funded by the Borrower or such Subsidiary) and (b) that is designated as “Designated Preference Shares” pursuant to an Officer’s Certificate of the Borrower at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 4.05(a)(c)(ii).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Borrower shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a)                                 matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(b)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Borrower or a Restricted Subsidiary); or

(c)                                  is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case, on or prior to the earlier of (a) the Stated Maturity of the 2016 Extended Term Loans or (b) the date on which there are no Loans outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.05.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollars (“Other Currency”), at any time of determination thereof by the Borrower, the amount of dollars obtained by converting such Other Currency involved in such computation into dollars at the spot rate for the purchase of dollars with the Other Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Borrower) on the date of such determination.

“Domestic Subsidiary” means any direct or indirect Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Effective Date” means “Effective Date” as defined in the Fifth Amendment.

“Effective Date Unrestricted Subsidiaries” means 1015 Tiffany Street Corporation, 111 New South Road Corporation, 1111 Stewart Corporation, 1144 Route 109 Corp., 389 Adams Street Corporation, 4connections LLC, BBHI Holdings LLC, Cablevision Disaster Relief Fund, Cablevision Media Sales Corporation, Cablevision NYI LLC, Cablevision Real Estate Corporation, CCG Holdings, LLC, Coram Route 112 Corporation, CSC Investments LLC, CSC MVDDS LLC, CSC Nassau II, LLC, CSC T Holdings I, Inc., CSC T Holdings II, Inc., CSC T Holdings III, Inc., CSC T Holdings IV, Inc., CSC Transport II, Inc., CSC Transport III, Inc., CSC Transport  Inc., CSC VT, Inc., DTV Norwich LLC, Frowein Road Corporation, MSG Varsity Network LLC, MSGVN LLC, N12N LLC, News 12 Company, News 12 Connecticut LLC, News 12 Holding LLC, News 12 II Holding LLC, News 12 Interactive LLC, News 12 Networks LLC, News 12 New Jersey II Holding LLC, News 12 New Jersey LLC, News 12 New Jersey Holding LLC, News 12 The Bronx Holding Corporation, News 12 The Bronx, LLC, News 12 Traffic And Weather LLC, News 12 Westchester LLC, Newsday Holdings LLC, NMG Holdings, Inc., Princeton Video Image Israel, Ltd, PVI Holdings, LLC, PVI Philippines Corporation, PVI Virtual Media Services,

LLC, Rainbow MVDDS Company LLC, Rasco Holdings LLC, RMVDDS LLC, The New York Interconnect LLC and Tristate Digital Group LLC.

“Equity Offering” means a public or private sale of (x) Capital Stock of the Borrower or (y) Capital Stock or other securities of a Parent or an Affiliate, the proceeds of which are contributed as Subordinated Shareholder Funding or to the equity of the Borrower or any of its Restricted Subsidiaries, in each case other than:

(a)                                 Disqualified Stock;

(b)                                 Designated Preference Shares;

(c)                                  offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions;

(d)                                 any such sale to an Affiliate of the Borrower, including the Borrower or a Restricted Subsidiary; and

(e)                                  any such sale that constitutes an Excluded Contribution.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds and the fair market value (determined by the Borrower at the time of such contribution and not adjusted for any subsequent changes in fair market value) of marketable securities or property or assets or Capital Stock of any Person ~~engaged in a Similar Business~~, in each case, received by the Borrower as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares of the Borrower) after the Closing Date or from the issuance or sale (other than to the Borrower, a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of its employees to the extent funded by the Borrower or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding of the Borrower, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Borrower.

“Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, (2) any CFC, (3) any Subsidiary that is a direct or indirect Subsidiary of (i) a CFC or (ii) a CFC Holdco, (4) a CFC Holdco, (5) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law, accounting policies or by contractual obligation existing on the Closing Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements (provided that such contractual obligations (A) were not incurred in contemplation of the Acquisition (or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) or (B) do not extend such prohibition or extension to any non-Excluded Subsidiary) from providing a Guarantee, or if such Guarantee would require governmental (including regulatory) or third party consent, approval, license or authorization, (6) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (7) any not-for-profit Subsidiary, (8) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower, the burden or cost (including any adverse tax consequences) of providing the Guarantee will outweigh the benefits to be obtained by the Lenders therefrom and (9) each Unrestricted Subsidiary; provided, that any such Subsidiary that is an Excluded Subsidiary pursuant to clause (8) above shall cease to be an Excluded Subsidiary at any time such Subsidiary guarantees Indebtedness of the Borrower or any other Guarantor.

“Existing Cablevision Notes” means ~~the (i) $900 million aggregate principal amount of Cablevision’s 8.625% Senior Notes due 2017, (ii~~, collectively, the (i) $750 million aggregate principal amount of Cablevision’s 7.75% Senior Notes due 2018, (~~iii~~ii) $500 million aggregate principal amount of Cablevision’s 8% Senior Notes due 2020 and (~~iv~~iii) $750 million aggregate principal amount of Cablevision’s 5.875% Senior Notes due 2022.

“Existing Cablevision Notes Indentures” means, collectively, the indentures governing the Existing Cablevision Notes each as may be amended or supplemented from time to time.

“Existing Notes” means, collectively, the Existing Senior Guaranteed Notes, the Existing Senior Notes and the Legacy Senior Notes.

“Existing Notes Indentures” means, collectively, the Existing Senior Notes Indenture, the Existing Senior Guaranteed Notes ~~Indenture~~Indentures and the indentures governing the Legacy Senior Notes each as may be amended or supplemented from time to time.

“Existing Senior Guaranteed Notes” means, collectively, the Borrower’s (x) $1,000 million in aggregate principal amount of 6.625% Senior Guaranteed Notes due 2025 issued on the Original Notes Issue Date and (y) $1,310 million aggregate principal amount of 5.5% Senior Guaranteed Notes due 2027 issued on September 23, 2016.

“Existing Senior Guaranteed Notes Indentures” means, collectively, (x) the indenture, dated as of October 9, 2015, as amended or supplemented, and (y) the indenture, dated as of September 23, 2016, as amended or supplemented, in each case relating to the Existing Senior Guaranteed Notes.

“Existing Senior Notes” means, collectively, the 2023 Senior Notes and the 2025 Senior Notes.

“Existing Senior ~~Guaranteed~~ Notes Indenture” means, the indenture, dated as of October 9, 2015, as amended or supplemented, governing the Existing Senior ~~Guaranteed~~ Notes ~~in effect on the Issue Date~~.

“Existing Transactions” means the Acquisition and the financing thereof, the issuance of the Existing Senior Guaranteed Notes and the Existing Senior Notes and the entry into and borrowings under this Agreement (and any amendments thereof).

“fair market value” wherever such term is used in this Agreement (except as otherwise specifically provided in this Agreement), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Borrower setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fifth Amendment” means the fifth amendment to this Agreement (incremental loan assumption agreement) between, inter alios, the various lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Group” means the Borrower and its Restricted Subsidiaries.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(a)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)                                 entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any guarantee of performance.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Indebtedness” means as of any date of determination, (A) the sum, without duplication of Permitted Guarantor Indebtedness and Ratio Guarantor Indebtedness, in each case as of such date (excluding (i) Hedging Obligations and (ii) any revolving Indebtedness Incurred pursuant to Section 4.04 in an amount not to exceed the greater of (x) $~~500~~950 million and (y) 33.3% L2QA Pro Forma EBITDA), less (B) the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on a consolidated basis on any date of determination.

“Guarantor Indebtedness Ratio” means, as of any date of determination, the ratio of (x) Guarantor Indebtedness at such date to (y) L2QA Pro Forma EBITDA. For the avoidance of doubt, in determining the Guarantor Indebtedness Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Guarantor Indebtedness Ratio is to be made

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that other than in the case of any action being taken in connection with a Limited Condition Transaction, which shall be governed by Section 1.05 of the Credit Agreement, (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by the Borrower or such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and (2) any Indebtedness pursuant to any Credit Facility, bridge facility, revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder; provided further that, the Borrower in its sole discretion may elect that (x) any Indebtedness or portion thereof pursuant to any Credit Facility, bridge facility, revolving credit or similar facility shall be deemed to be “Incurred” at the time of entry into the definitive agreements or commitments in relation to any such facility and/or (y) any Indebtedness, the proceeds of which are cash-collateralized shall be deemed to be “Incurred” at the time such proceeds are no longer cash-collateralized.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a)                                 the principal of indebtedness of such Person for borrowed money;

(b)                                 the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)                                  all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(d)                                 the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(e)                                  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (b) the amount of such Indebtedness of such other Persons;

(f)                                   Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(g)                                  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Commodity Hedging Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The term “Indebtedness” shall not include (i) Subordinated Shareholder Funding, (ii) any lease (including for avoidance of doubt, any network lease or any Operating IRU), concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, (iii) prepayments of deposits received from clients or customers in the ordinary course of business, (iv) any pension obligations, (v) Contingent Obligations, (vi) receivables sold or discounted, whether recourse or non-recourse, including, for the avoidance of doubt, any obligations under or in respect of Qualified Receivables Financing (including, without limitation, guarantees by a Receivables Subsidiary of the obligations of another Receivables Subsidiary and any indebtedness in respect of Limited Recourse), (vii) obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the ~~Closing~~Effective Date or in the ordinary course of business, (viii) non-interest bearing installment obligations and accrued liabilities Incurred in the ordinary course of business that are not more than 120 days past due, (ix) Indebtedness in respect of the Incurrence by the Borrower or any Restricted Subsidiary of Indebtedness in respect of standby letters of credit, performance bonds or surety bonds provided by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond, (x) any obligations to pay the deferred and unpaid purchase price for assets acquired or services supplied or otherwise owed to the Person (or any assignee thereof) from whom such assets are acquired or who supplies such services in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied, (xi) any payroll accruals and (xii) Indebtedness Incurred by the Borrower or a Restricted Subsidiary in connection with a transaction where (A) such Indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than $250 million, whose debt has a rating immediately prior to the time such transaction is entered into, of at least A or the equivalent thereof by S&P and A2 or the equivalent thereof by Moody’s and (B) a substantially concurrent Investment is made by the Borrower or a Restricted Subsidiary in the form of cash deposited with the lender of such Indebtedness, or a Subsidiary or Affiliate thereof, in amount equal to such Indebtedness.  For the avoidance of doubt and notwithstanding the above, the term “Indebtedness” excludes any accrued expenses and trade payables and any obligations under guarantees issued in connection with various operating and telecommunications licenses.

Subject to Section 1.05 of the Credit Agreement, the amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding.  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clauses (e), (f) or (g) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)                                     in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(ii)                                  for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(iii)                               parallel debt obligations, to the extent such obligations mirror other Indebtedness;

(iv)                              Capitalized Lease Obligations;.

(v)                                 collateralized indebtedness and other related obligations relating to Comcast common stock owned by the Borrower on the Closing Date (including guarantees in favor of certain financial institutions in respect of ongoing interest expense obligations in connection with the monetization of Comcast common stock); or

(vi)                              franchise and performance surety bonds or guarantees.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Borrower.

“Initial Public Offering” means the initial public offering  of 63,943,029 shares of  Class A common stock of Altice USA on the New York Stock Exchange at an initial public offering price of $30.00 per share completed in June 2017.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet (excluding any notes thereto) prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.  If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or

any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.05(c).

For purposes of Section 4.05:

(a)                                 “Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by an Officer or the Board of Directors of the Borrower in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(b)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer (or if earlier at the time of entering into an agreement to sell such property), in each case as determined in good faith by an Officer or the Board of Directors of the Borrower.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Grade Securities” means:

(a)                                 securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)                                 securities issued or directly and fully guaranteed or insured by the United Kingdom,  a member state of the European Union, Switzerland, Norway or any agency or instrumentality thereof (other than Cash Equivalents);

(c)                                  debt securities or debt instruments with a rating of “BBB” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; and

(d)                                 investments in any fund that invests exclusively in investments of the type described in clauses (a), (b) and (c) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investor” means ~~Altice N.V. or any of its successors and~~ the ultimate controlling shareholder of Altice ~~N.V.~~USA on the ~~Issue~~Effective Date.

“Investor Affiliate” means (i) the Investor or any of his immediate family members, and any such persons’ respective Affiliates and direct and indirect Subsidiaries, (ii) any sponsor, limited partnerships or entities managed or controlled by the Investor or any of his immediate family, or any of such persons’ respective Affiliates and direct or indirect Subsidiaries, (iii) any trust of the Investor or any of his immediate family, or any of such persons’ respective Affiliates and direct or indirect Subsidiaries or any trust in respect of which any such persons is a trustee, (iv) any partnership of which the Investor or any of his immediate family, or any of such persons’ respective Affiliates or direct or indirect Subsidiaries is a partner that is managed or controlled by the Investor, any of his immediate family or any of such persons’ respective Affiliates or direct or indirect Subsidiaries, and (v) any trust, fund or other entity which is managed by, or is under the control of, the Investor or any of his immediate family, or any of such persons’ respective Affiliates or direct or indirect Subsidiaries, but excluding the Borrower or any of its Subsidiaries.

“Issue Date” means ~~September 23, 2016~~the date of issuance of the New Senior Guaranteed Notes, being expected to be January 29, 2018.

~~“Issue Date Unrestricted Subsidiaries” means 1015 Tiffany Street Corporation, 111 New South Road Corporation, 1111 Stewart Corporation, 1144 Route 109 Corp., 389 Adams Street Corporation, 4connections LLC, BBHI Holdings LLC, Cablevision Disaster Relief Fund, Cablevision Media Sales Corporation, Cablevision NYI LLC, Cablevision Real Estate Corporation, CCG Holdings, LLC, Coram Route 112 Corporation, CSC Investments LLC, CSC MVDDS LLC, CSC Nassau II, LLC, CSC T Holdings I, Inc., CSC T Holdings II, Inc., CSC T Holdings III, Inc., CSC T Holdings IV, Inc., CSC Transport II, Inc., CSC Transport III, Inc., CSC Transport  Inc., CSC VT, Inc., DTV Norwich LLC, Frowein Road Corporation, MSG Varsity Network LLC, MSGVN LLC, N12N LLC, News 12 Company, News 12 Connecticut LLC, News 12 Holding LLC, News 12 II Holding LLC, News 12 Interactive LLC, News 12 Networks LLC, News 12 New Jersey II Holding LLC, News 12 New Jersey LLC, News 12 New Jersey Holding LLC, News 12 The Bronx Holding Corporation, News 12 The Bronx, LLC, News 12 Traffic And Weather LLC, News 12 Westchester LLC, Newsday Holdings LLC, NMG Holdings, Inc., Princeton Video Image Israel, Ltd, PVI Holdings, LLC, PVI Philippines Corporation, PVI Virtual Media Services, LLC, Rainbow MVDDS Company LLC, Rasco Holdings LLC, RMVDDS LLC, The New York Interconnect LLC and Tristate Digital Group LLC.~~

“Joinder Agreement” shall mean an agreement, in a form reasonably satisfactory to the Administrative Agent and the Borrower, pursuant to which a Subsidiary becomes a party to, and bound by the terms of, the Facility Guaranty.

“L2QA Pro Forma EBITDA” means as of any date of determination, Pro Forma EBITDA for the period of the most recent two consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Borrower are available multiplied by 2.0.

“Legacy Senior Notes” means the (i) $300 million aggregate principal amount of the Borrower’s 7.875% Senior Debentures due 2018, (ii) $500 million aggregate principal amount of the Borrower’s 7.625% Senior Debentures due 2018, (iii) $526 million aggregate principal amount of the Borrower’s 8.625% Senior Notes due 2019, (iv) $1,000 million aggregate principal amount of the Borrower’s 6.75% Senior Notes due 2021 and (v) $750 million aggregate principal amount of Borrower’s of the Borrower’s 5.25% Senior Notes due 2024.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) in connection with the incurrence of Indebtedness by a Receivables Subsidiary under a Qualified Receivables Financing; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Borrower and its Restricted Subsidiaries (other than a Receivables Subsidiary) shall not exceed 25% of the principal amount of such Indebtedness at any time.

“Listed Entity” ~~refers to Altice, or in the case the common stock or other equity interests of the Borrower, or a Parent or successor of the Borrower or of Altice are listed on an exchange following the Issue Date and~~(x) prior to the completion of the Altice USA Distribution, Altice, or to the extent designated as the Listed Entity pursuant to an Officer’s Certificate of the Borrower, ~~the Borrower or such Parent or successor~~Altice USA and (y) on or following the completion of the Altice USA Distribution, Altice USA or its successors.

“Loan Guarantee” means the Guarantee by each Guarantor of the Obligations (other than any Obligations with respect to Swap Contracts of Treasury Services Agreements), executed pursuant to the provisions of the Facility Guaranty.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Borrower  or any Restricted Subsidiary:

(a)                                 in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such Person’s purchase of Capital Stock or Subordinated Shareholder Funding (or similar obligations) of the Borrower, its Restricted Subsidiaries or any CVC Parent (i) not to exceed an amount (net of repayments of any such loans or advances) equal to $20 million in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years; provided that the aggregate Management Advances made under this sub-clause (b)(i) do not exceed $40 million in any fiscal year) or (ii) with the approval of the Board of Directors of the Borrower;

(b)                                 in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(c)                                  (in the case of this clause (c) not exceeding $20 million in the aggregate outstanding at any time.

“Management Investors” means the current or former officers, directors, employees and other members of the management of or consultants to any Parent, the Borrower, or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Borrower, any Restricted Subsidiary or any Parent.

“Market Capitalization Attributable to Cablevision” means (x) the fraction of the Market Capitalization that is attributable to the business, operations and assets of the Borrower and its Subsidiaries, taken as a whole, as determined in good faith by an Officer or the Board of Directors of the Borrower or any Parent, multiplied by (y) the Market Capitalization.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Listed Entity on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividends.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” shall have the same meaning as used in Section 3(a)(62) of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)                                 all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any Tax Sharing Agreements), as a consequence of such Asset Disposition;

(b)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(c)                                  all distributions and other payments required to be made to minority interest holders (other than any Parent, the Borrower or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(d)                                 the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against (a) any liabilities associated with the assets disposed in such Asset Disposition and retained by the Borrower or any Restricted

Subsidiary after such Asset Disposition; or (b) any purchase price adjustment or earn-out in connection with such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Subordinated Shareholder Funding, any Incurrence of any Indebtedness or any sale of any asset, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Senior Guaranteed Notes” means the Borrower’s $1,000,000,000 5.375% senior guaranteed notes due ~~2027~~2028, to be issued on the Issue Date.

“New Senior Guaranteed Notes Indenture” means the indenture dated as of the Issue Date, as amended, between the Borrower, as issuer, and the trustee party thereto, governing the New Senior Guaranteed Notes.

“New Senior Guaranteed Notes Offering Memorandum” means the offering memorandum in relation to the New Senior Guaranteed Notes ~~to be issued on the Issue Date~~.

“Officer” means, with respect to any Person, (1) any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Agreement by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Operating IRU” means an indefeasible right of use of, or operating lease or payable for lit or unlit fiber optic cable or telecommunications conduit or the use of either.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Administrative Agent, which opinion may contain customary assumptions and qualifications.  The counsel may be an employee of or counsel to any Parent, the Borrower or any of their Subsidiaries.

“Original Notes Issue Date” means October 9, 2015.

“Parent” means any Person of which the Borrower at any time is or becomes a Subsidiary and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent.

“Parent Expenses” means:

(a)                                 costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of a Parent, (excluding principal and interest under any such agreement or instrument relating to obligations of the Parent), the Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(b)                                 customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to a Parent, the Borrower or their respective Subsidiaries;

(c)                                  obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to a Parent, the Borrower or their respective Subsidiaries and reasonable fees and reimbursement of expenses to, and customary indemnities and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Borrower, any Restricted Subsidiary or any Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(d)                                 fees and expenses payable by any Parent in connection with the Altice USA Distribution, the Transactions and the Existing Transactions;

(e)                                  general corporate overhead expenses, including (a) professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Borrower or any of the Restricted Subsidiaries including acquisitions or dispositions by the Borrower or a Subsidiary permitted hereunder (whether or not successful), in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent or (b) costs and expenses with respect to any litigation or other dispute relating to the Existing Transactions ~~and~~, the Transactions and the Altice USA Distribution, or the ownership, directly or indirectly, by any Parent;

(f)                                   any fees and expenses required to maintain any Parent’s corporate existence and to provide for other ordinary course operating costs, including customary salary, bonus and other benefits payable to officers and employees of such Parent;

(g)                                  to reimburse out-of-pocket expenses of the Board of Directors of any Parent and payment of all reasonable out-of-pocket expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Borrower and its Subsidiaries;

(h)                                 other fees, expenses and costs relating directly or indirectly to activities of the Borrower and its Subsidiaries or any Parent or any other Person established for purposes of or in connection with the Existing Transactions ~~or~~, the Transactions and the Altice USA Distribution or which holds directly or indirectly any Capital Stock or Subordinated Shareholder Funding of the Borrower, in an amount not to exceed $10 million in any fiscal year;

(i)                                     any Public Offering Expenses;

(j)                                    payments pursuant to any Tax Sharing Agreement in the ordinary course of business or as a result of the formation and maintenance of any consolidated group for tax or accounting purposes in the ordinary course of business; and

(k)                                 franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required for the Borrower to maintain its operations and paid by the Parent.

“Payment Block Event” means: (1) any Event of Default described in Section 7.01(a) of the Credit Agreement has occurred and is continuing; (2) any Event of Default described in Section 7.01(g) has occurred and is continuing; and (3) any other Event of Default has occurred and is continuing and the Administrative Agent has declared all the Loans to be due and payable immediately (and such acceleration has not been rescinded). No Payment Block Event shall be deemed to have occurred unless the Administrative Agent has delivered notice of the occurrence of such Payment Block Event to the Borrower.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents or Temporary Cash Investments between the Borrower or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.08.

“Permitted Collateral Liens” means:

(a)                                 Liens on the Collateral that are described in one or more of clauses (b), (c), (d), (e), (f), (h), (j), (k), (l), (m), (r), (t), (w), (x) and (bb) of the definition of “Permitted Liens”; and

(b)                                 Liens on the Collateral to secure (a) Indebtedness that is permitted to be Incurred under Section 4.04(a) (so long as on the date of Incurrence of Indebtedness pursuant to such Section 4.04(a) and after giving effect thereto on a pro forma basis, (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been Incurred at the beginning of the relevant period, the Consolidated Net Senior Secured Leverage Ratio is no greater than 4.0 to 1.0), (b) Indebtedness that is permitted to be Incurred under Section 4.04(b)(1),  Section 4.04(b)(2)(a) (in the case of Section 4.04(b)(2)(a), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured on the Collateral as specified in this definition of Permitted Collateral Liens), Section 4.04(b)(~~4)(a), Section 4.04(b)(~~5) (so long as, in the case of Section 4.04(b)(5), on the date of Incurrence of Indebtedness pursuant to such Section 4.04(b)(5) and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been Incurred at the beginning of the relevant period, either (x) the Consolidated Net Senior Secured Leverage Ratio is no greater than 4.0 to 1.0 or (y) the Consolidated Net Senior Secured Leverage Ratio would not be greater than it was immediately prior to giving effect to such acquisition or other transaction), Section 4.04(b)(7)(a) (to the extent relating to Currency Agreements or Interest Rate Agreements related to Indebtedness), Section 4.04(7)(b), Section 4.04(b)(14) (so long as, in the case of Section 4.04(b)(14), on the date of Incurrence of Indebtedness pursuant to such

Section 4.04(b)(14) and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been Incurred at the beginning of the relevant period, together with any Incurrence of Indebtedness pursuant to Section 4.04(b)(1)(ii) and Section 4.04(b)(5) on the date on which Indebtedness pursuant to Section 4.04(b)(14) is Incurred, (x) the Consolidated Net Senior Secured Leverage Ratio is no greater than 4.0 to 1.0 and (y) the Borrower could Incur at least $1.00 of additional Indebtedness under Section 4.04(a), and Section 4.04(b)(16) and (c) any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing sub-clauses (a) or (b) of this clause (b) of the definition of Permitted Collateral Liens, provided, however, that (i) such Lien shall rank pari passu or junior to the Liens securing the Loans and the Loan Guarantees (including by virtue of the Intercreditor Agreement or an Additional Intercreditor Agreement); (ii) in each case, all property and assets (including, without limitation, the Collateral) securing such Indebtedness also secure the Loans or the Loan Guarantees on a senior or pari passu basis (including by virtue of the Intercreditor Agreement or an Additional Intercreditor Agreement but no such Indebtedness shall have priority to the Loans over amounts received from the sale of the Collateral pursuant to an enforcement sale or other distressed disposal of such Collateral); and (iii) each of the parties thereto will have entered into the Intercreditor Agreement or an Additional Intercreditor Agreement.

“Permitted Guarantor Indebtedness” means, as of any date of determination, the sum, without duplication of the aggregate outstanding amount of any Pari Passu Indebtedness Incurred by a Guarantor pursuant to Section 4.04(b)(2) (with respect to any Guarantee Incurred by a Guarantor in respect of Pari Passu Indebtedness that would constitute Permitted Guarantor Indebtedness if Incurred by a Guarantor), Section 4.04(b)(8) and Section 4.04(16).

“Permitted Holders” means, collectively, (1) the Investor, (2) Investor Affiliates, (3) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Borrower, acting in such capacity, (4) BCP and (5) CPPIB.

“Permitted Investment” means (in each case, by the Borrower or any of the Restricted Subsidiaries):

(a)                                 Investments in (i) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Borrower or (ii) any Person (including the Capital Stock of any such Person) that is engaged in any Similar Business and such Person will, upon the making of such Investment, become a Restricted Subsidiary;

(b)                                 Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary;

(c)                                  Investments in cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(d)                                 Investments in receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(e)                                  Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)                                   Management Advances;

(g)                                  Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary (including obligations of trade creditors and customers), or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or in compromise or resolution of any litigation, arbitration or other dispute;

(h)                                 Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition, in each case, that was made in compliance with Section 4.08 and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(i)                                     Investments in existence on, or made pursuant to legally binding commitments in existence on, the ~~Issue~~Effective Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the ~~Issue~~Effective Date or (b) as otherwise permitted by this Agreement;

(j)                                    Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred pursuant to Section 4.04(b)(7);

(k)                                 pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.06;

(l)                                     any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Stock or Designated Preference Shares), Subordinated Shareholder Funding or Capital Stock of any Parent as consideration;

(m)                             any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 4.09(b) (except those described in Section 4.09(b)(1), Section 4.09(b)(3), Section 4.09(b)(6), Section 4.09(b)(8), Section 4.09(b)(9) and Section 4.09(b)(12));

(n)                                 Guarantees not prohibited by Section 4.04 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business;

(o)                                 Investments in the Loans, the New Senior Guaranteed Notes (and any additional notes issued under the New Senior Guaranteed Notes Indenture), the Existing Notes (and any additional notes issued under the Existing Notes Indentures), or any Pari Passu Indebtedness of the Borrower or a Guarantor;

(p)                                 (a) Investments acquired after the ~~Issue~~Effective Date as a result of the acquisition by the Borrower or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Borrower or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article V hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and (b) Investments of a Restricted Subsidiary existing on the date such Person becomes a Restricted Subsidiary to the extent that such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary;

(q)                                 Investments, taken together with all other Investments made pursuant to this clause (q) and at any time outstanding, in an aggregate amount at the time of such Investment not to exceed the greater of ~~20~~30% of L2QA Pro Forma EBITDA and $~~480~~850 million plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05; provided, that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) of the definition of “Permitted Investments” and not this clause;

(r)                                    Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $~~480~~850 million and ~~20~~30% of L2QA Pro Forma EBITDA at the time of such Investment plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05) (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(s)                                   Investments by the Borrower or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Financing, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Borrower or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Financing or any such Person owning such Receivables;

(t)                                    Investments made to effect, or otherwise made in connection with, the Existing Transactions or the Transactions or any non-cash Investments made in connection with Permitted Reorganizations;

(u)                                 Investments by the Borrower or a Restricted Subsidiary in an ~~Issue~~Effective Date Unrestricted Subsidiary, in existence as of the ~~Issue~~Effective Date;

(v)                                 Investments by the Borrower related to Comcast common stock owned by the Borrower on the ~~Issue~~Effective Date (including guarantees in favor of certain financial institutions in respect of ongoing interest expense obligations in connection with the monetization of Comcast common stock) ; and

(w)                               Investments of all or a portion of escrowed property permitted under an escrow agreement substantially similar to the escrow agreement entered into by Neptune Finco Corp. in connection with certain of the Existing Transactions.

“Permitted Liens” means, with respect to any Person:

~~(a) [Reserved];~~

(a)                                 Liens on  assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Guarantor;

(b)                                 pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements and including Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(c)                                  Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(d)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(e)                                  (a) Liens in favor of issuers of surety, performance or other bonds, guarantees or letters of credit or bankers’ acceptances (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of the Borrower  or any Restricted Subsidiary in the ordinary course of its business and (b) Liens in connection with cash management programs established in the ordinary course of business;

(f)                                   encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Borrower and the Restricted Subsidiaries or to the

ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower and the Restricted Subsidiaries;

(g)                                  Liens on assets or property of the Borrower or any Restricted Subsidiary securing Hedging Obligations permitted under this Agreement;

(h)                                 leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(i)                                     Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default and notices of lis pendens and associated rights so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order, award or notice have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(j)                                    Liens on assets or property of the Borrower or any Restricted Subsidiary (including Capital Stock) for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement (excluding Indebtedness Incurred pursuant to Section 4.04(a)) and (b) any such Lien may not extend to any assets or property of the Borrower or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property;

(k)                                 Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution (including, without limitation, Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code);

(l)                                     Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(m)                             with respect to the Borrower and its Restricted Subsidiaries, Liens existing on or provided for or required to be granted under written agreements existing on the ~~Issue~~Effective Date after giving effect to the Transactions;

(n)                                 Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Borrower or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(o)                                 Liens on assets or property of the Borrower or any Restricted Subsidiary securing Indebtedness or other obligations of the Borrower or such Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary, or Liens in favor of the Borrower or any Restricted Subsidiary;

(p)                                 Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(q)                                 any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(r)                                    (a) mortgages, liens, security interest, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(s)                                   any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(t)                                    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(u)                                 Liens on Receivables Assets Incurred in connection with a Qualified Receivables Financing;

(v)                                 Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w)                               bankers’ Liens, Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(x)                                 Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, and pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(y)                                 Permitted Collateral Liens;

(z)                                  Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(aa)                          any security granted over Cash Equivalents in connection with the disposal thereof to a third party and Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(bb)                          (a) Liens created for the benefit of or to secure, directly or indirectly, the Obligations, (b) Liens pursuant to the Intercreditor Agreement and (c) Liens in respect of property and assets securing Indebtedness if the recovery in respect of such Liens is subject to loss-sharing or similar provisions as among the Lenders and the creditors of such Indebtedness pursuant to the Intercreditor Agreement or an Additional Intercreditor Agreement;

(cc)                            Liens created on any asset of the Borrower or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Borrower or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(dd)                          Liens; provided that the maximum amount of Indebtedness secured in the aggregate at any one time pursuant to this clause (dd) does not exceed the greater of $~~480~~550 million and 20% of L2QA Pro Forma EBITDA;

(ee)                            Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Financing;

(ff)                              Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Financing;

(gg)                            Cash deposits or other Liens for the purpose of securing Limited Recourse;

(hh)                          Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Borrower or any of its Restricted Subsidiaries;

(ii)                                  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(jj)                                Liens (a) on any cash earnest money deposits or cash advances made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement, or (b) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition;

(kk)                          Liens or rights of set-off against credit balances of the Borrower or any of the Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrower or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of the Borrower or any Restricted Subsidiary to the credit card Borrowers or credit card processors as a result of fees and charges;

(ll)                                  customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture;

(mm)                  any liens over Comcast common stock owned by the Borrower on the ~~Issue~~Effective Date; and

(nn)                          Liens arising in connection with any Permitted Reorganization.

“Permitted Reorganization” means any reorganizations and other activities related to tax planning and tax reorganization, so long as, after giving effect thereto, the enforceability of the Loan Guarantees and the security of the Secured Parties in the Collateral, in each case taken as a whole, are not materially impaired.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Primary Jurisdiction” means Luxembourg, the Netherlands, the United States of America, any State of the United States of America or the District of Columbia.

“Pro Forma EBITDA” means, for any period, the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries, provided that for the purposes of calculating Pro Forma EBITDA for such period, if, as of such date of determination:

(a)                                 since the beginning of such period the Borrower or any Restricted Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business or otherwise ceases to be a Restricted Subsidiary (and is not a Restricted Subsidiary at the end of such period) (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate Pro Forma EBITDA is such a Sale, Pro Forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated

EBITDA (if negative) attributable thereto for such period; provided that if any such sale constitutes “discontinued operations” in accordance with GAAP, Consolidated Net Income shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to such operations for such period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such period;

(b)                                 since the beginning of such period, a Parent, the Borrower or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business or a Person otherwise becomes a Restricted Subsidiary (and remains a Restricted Subsidiary at the end of such period) (any such Investment, acquisition or designation, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Pro Forma EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(c)                                  since the beginning of such period, any Person (that became a Restricted Subsidiary or was merged or otherwise combined with or into the Borrower or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (a) or (b) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Pro Forma EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For the purposes of this definition and the definitions of Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio and Guarantor Indebtedness Ratio (a) whenever pro forma effect is to be given to any transaction (including, without limitation, transactions listed in clauses (a)-(c) hereof) or calculation hereunder or such other definitions, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Borrower or an Officer of the Borrower (including in respect of anticipated expense and cost reductions and synergies (other than revenue synergies)) (calculated on a pro forma basis as though such expense and cost reductions and synergies had been realized on the first day of the period for which Pro Forma EBITDA is being determined and as though such cost savings, operating expense reductions and synergies were realized during the entirety of such period), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.

“Public Offering” means any offering, including ~~an initial public offering~~the Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include an offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).

“Public Offering Expenses” means expenses Incurred by any Parent in connection with any Public Offering or any offering of Public Debt (whether or not successful):

(a)                                 where the net proceeds of such offering are intended to be received by or contributed or loaned to the Borrower or a Restricted Subsidiary;

(b)                                 in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(c)                                  otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

“Purchase” is defined in the definition of “Pro Forma EBITDA”.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Borrower or any Restricted Subsidiary in connection with a Qualified Receivables Financing with a Receivables Subsidiary, which deferred purchase price or line is repayable from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions: (1) an Officer or the Board of Directors of the Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Receivables Subsidiary, (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Borrower), and (3) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Indebtedness under a Credit Facility or Indebtedness in respect of the New Senior Guaranteed Notes shall not be deemed a Qualified Receivables Financing.

“Ratio Guarantor Indebtedness” means, as of any date of determination, the sum, without duplication, of the aggregate outstanding amount of any Pari Passu Indebtedness Incurred by a Guarantor pursuant to Section 4.04(a), Section 4.04(b)(1), Section 4.04(b)(2) (with respect to any Guarantee incurred in respect of Pari Passu Indebtedness that would otherwise constitute Ratio Guarantor Indebtedness if Incurred by a Guarantor), Section 4.04(b)(4), Section 4.04(b)(5) and Section 4.04(b)(14).

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined on the basis of GAAP, and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Assets” means any assets that are or will be the subject of a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:

(a)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings except, in each case, Limited Recourse and sub-clauses (ee) through (hh) of the definition of Permitted Liens;

(b)                                 with which neither the Borrower nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or a Qualified Receivables Financing) other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(c)                                  to which neither the Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Financing), except for Limited Recourse.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances”, “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the ~~Issue~~Effective Date or Incurred in compliance with this Agreement including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a)                                 if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final stated maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final stated maturity of the Indebtedness being refinanced or, if shorter, the 2016 Extended Term Loans;

(b)                                 such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness, tender premiums and costs, expenses and fees Incurred in connection therewith);

(c)                                  if the Indebtedness being refinanced is expressly subordinated to the Loans or any Loan Guarantee, such Refinancing Indebtedness is subordinated to the Loans or such Loan Guarantee, as applicable, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced; and

(d)                                 if the Borrower or any Guarantor was the obligor on the Indebtedness being refinanced, such Indebtedness is incurred either by the Borrower or by a Guarantor,

provided, however, that Refinancing Indebtedness shall not include (i) Indebtedness of the Borrower that refinances Indebtedness of an Unrestricted Subsidiary or (ii) Indebtedness of the Borrower owing to and held by the Borrower or any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any other Restricted Subsidiary.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge, or repayment of any such Credit Facility or other Indebtedness.

“Related Taxes” means, without duplication (including, for the avoidance of doubt, without duplication of any amounts paid pursuant to any Tax Sharing Agreement):

(a)                                 any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding taxes), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(i)                                     being incorporated or otherwise being established or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Borrower or any Subsidiary of the Borrower);

(ii)                                  issuing or holding Subordinated Shareholder Funding;

(iii)                               being a holding company parent, directly or indirectly, of the Borrower or any Subsidiary of the Borrower;

(iv)                              receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Borrower or any Subsidiary of the Borrower; or

(v)                                 having made any payment in respect to any of the items for which the Borrower  is permitted to make payments to any Parent pursuant to Section 4.05; or

(b)                                 if and for so long as the Borrower is a member of or included in a group filing a consolidated or combined tax return with any Parent or, for so long as the Borrower is an entity disregarded as separate from its Parent for U.S. federal income tax purposes, any Taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Borrower and Subsidiaries of the Borrower would have been required to pay on a separate company basis or on a consolidated basis if the Borrower and the Subsidiaries of the Borrower had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Borrower and the Subsidiaries of the Borrower.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means a Subsidiary of the Borrower other than a Unrestricted Subsidiary.

~~“Sale” is defined in the definition of “Pro Forma EBITDA”.~~

“S&P” means Standard & Poor’s Financial Services LLC or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale” is defined in the definition of “Pro Forma EBITDA”.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Jurisdiction” means a member of the European Union (other than Luxembourg and the Netherlands) as of the ~~Issue~~Effective Date or the date on which any Person becomes the Successor Company pursuant to Section 5.01(a) of Annex I, Switzerland or Canada.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Assets” means (a) the account receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Receivables Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

~~“Senior Notes” means, collectively, the 2023 Senior Notes and the 2025 Senior Notes.~~

~~“Senior Notes Indenture” means the indenture governing the Senior Notes in effect on the Issue Date.~~

“Senior Secured Indebtedness” means, with respect to any Person as of any date of determination, any Specified Indebtedness; provided that such Indebtedness is in each case secured by a Lien on the assets of the Borrower or its Restricted Subsidiaries on a basis pari passu with or senior to the security in favor of the Loans.

“Significant Subsidiary” means any Restricted Subsidiary that meets any of the following conditions:

(a)                                 the Borrower’s and the Restricted Subsidiaries’ investments in and advances to the Restricted Subsidiary exceed 10% of total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(b)                                 the Borrower’s and the Restricted Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(c)                                  if positive, the Borrower’s and the Restricted Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of the Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Similar Business” means (a) any businesses, services or activities (including marketing) engaged in by the Borrower, Cablevision or any of their Subsidiaries on the ~~Issue~~Effective Date, (b) telecommunications, broadcast television, broadband and fixed and mobile telephony businesses, including the distribution, sale and for provision of mobile voice and data, fixed-line voice and internet services, transit voice traffic services and advertising and other services and equipment in relation thereto, and producing and selling any print, audio, video or other content and (c) any businesses, services and activities (including marketing) engaged in by the Borrower, Cablevision or any of their Subsidiaries that are (i) related, complementary, incidental, ancillary or similar to any of the foregoing or (ii) are reasonable extensions or developments of any thereof.

“Specified Indebtedness” means with respect to any Person as of any date of determination, any Indebtedness for borrowed money that is Incurred under Section 4.04(a), Section 4.04(b)(1), Section 4.04(b)(4)(a), Section 4.04(b)(4)(b), Section 4.04(b)(5), Section 4.04(b)(7), Section 4.04(b)(14) or Section 4.04(b)(16) and any Refinancing Indebtedness in respect of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Receivables Financing, including, without limitation, Limited Recourse and those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, in the case of the Borrower, any Indebtedness (whether outstanding on the ~~Issue~~Effective Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the Loans or pursuant to a written agreement and, in the case of a Guarantor, any Indebtedness (whether outstanding on the ~~Issue~~Effective Date or thereafter Incurred) which is expressly subordinated or junior in right of payment pursuant to a written agreement to the Loan Guarantee of such Guarantor.

“Subordinated Shareholder Funding” means, collectively, any funds provided to the Borrower by any Parent, any Affiliate of any Parent or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:

(a)                                 does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the 2016 Extended Term Loans (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Borrower or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the 2016 Extended Term Loans is restricted by the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement;

(b)                                 does not require, prior to the first anniversary of the Stated Maturity of the 2016 Extended Term Loans, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Stated Maturity of the 2016 Extended Term Loans is restricted by the Intercreditor Agreement or an Additional Intercreditor Agreement;

(c)                                  contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the date that is six months following the Stated Maturity of the 2016 Extended Term Loans or the payment of any amount as a result of any such action or provision or the exercise of any rights or enforcement action, in each case, prior to the date that is six months following the Stated Maturity of the 2016 Extended Term Loans, is restricted by the Intercreditor Agreement or an Additional Intercreditor Agreement;

(d)                                 does not provide for or require any security interest or encumbrance over any asset of the Borrower or any of the Restricted Subsidiaries; and

(e)                                  pursuant to its terms or to the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement, is fully subordinated and junior in right of payment to the Loans pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding.

“Subsidiary” means, with respect to any Person:

(a)                                 any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b)                                 any partnership, joint venture, limited liability company or similar entity of which:

(i)                                     more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(ii)                                  such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means a Loan Guarantee provided by a Subsidiary Guarantor.

“Subsidiary Guarantor” means any Restricted Subsidiary that Guarantees the Loans.

“Tax Sharing Agreement” means any tax sharing or profit and loss pooling or similar agreement with customary or arm’s-length terms entered into with any Parent or Unrestricted Subsidiary, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Temporary Cash Investments” means any of the following:

(a)                                 any investment in

(i)                                     direct obligations of, or obligations Guaranteed by, (i) the United States of America, (ii) Canada, (iii) the United Kingdom, (iv) any European Union member state, (v) Switzerland, (vi) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country with such funds or (v) any agency or instrumentality of any such country or member state, or

(ii)                                  direct obligations of any country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(b)                                 overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by:

(i)                                     any institution authorized to operate as a bank in any of the countries or member states referred to in sub-clause (a)(i) above, or

(ii)                                  any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof,

in each case, having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least “A” by S&P or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(c)                                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) above entered into with a Person meeting the qualifications described in clause (b) above;

(d)                                 Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(e)                                  Investments in securities maturing not more than one year after the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, Canada, the United Kingdom, Switzerland, any European Union member state or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least “BBB —“ by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(f)                                   bills of exchange issued in the United States of America, Canada, Switzerland, the United Kingdom, or a member state of the European Union eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(g)                                  any money market deposit accounts issued or offered by a commercial bank organized under the laws of a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least “A” by S&P or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(h)                                 investment funds investing 95% of their assets in securities of the type described in clauses (a) through (g) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution); and

(i)                                     investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the U.S. Investment Company Act of 1940, as amended.

“Transactions” means ~~the transaction~~, as at any date, to the extent consummated or expected to be consummated on such date, (i) any transactions described under “The Transactions” in the New Senior Guaranteed Notes Offering Memorandum, including the issuance of the New Senior Guaranteed Notes ~~(and~~, (ii) the borrowing of the January 2018 Incremental Term Loans (as defined in the Fifth Amendment) and (iii) any borrowings under the Revolving Credit Facilities (and, in each case, the application of the proceeds thereof).

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means:

(a)                                 any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Borrower in the manner provided below);

(b)                                 any ~~Issue~~Effective Date Unrestricted Subsidiaries (until any such Subsidiary is designated as a Restricted Subsidiary in the manner provided below); and

(c)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(a)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(b)                                 such designation and the Investment of the Borrower and the Restricted Subsidiaries in such Subsidiary complies with Section 4.05 hereof.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (1) no Default or Event of Default would result therefrom and (2) (x) the Borrower could Incur at least $1.00 of additional Indebtedness under Section 4.04(a)

or (y) the Consolidated Net Leverage Ratio would be no higher than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.  Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly providing the Administrative Agent with a copy of the resolution of the Board of Directors giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Subsidiary, shares held by a Person that is not an Affiliate of the Borrower solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Subsidiary, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1) of this definition.